      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2002
                                                   REGISTRATION NO. 333-
                                                                    333-     -01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                   COASTAL BANCORP, INC.                                       COASTAL CAPITAL TRUST I
-----------------------------------------------------------  -----------------------------------------------------------
  (Exact name of Registrant as specified in its charter)         (Exact name of Registrant as specified in its trust
                                                                                     agreement)

                           TEXAS                                                      DELAWARE
-----------------------------------------------------------  -----------------------------------------------------------
              (State or other jurisdiction of                              (State or other jurisdiction of
              incorporation or organization)                               incorporation or organization)

                           6022                                                         6719
-----------------------------------------------------------  -----------------------------------------------------------
               (Primary Standard Industrial                                 (Primary Standard Industrial
                Classification Code Number)                                  Classification Code Number)

                        76-0428727                                                BEING APPLIED FOR
-----------------------------------------------------------  -----------------------------------------------------------
                     (I.R.S. Employer                                             (I.R.S. Employer
                    Identification No.)                                          Identification No.)

                            ------------------------

                           5718 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77057
                                 (713) 435-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)
                           --------------------------

                                MANUEL J. MEHOS
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             COASTAL BANCORP, INC.
                           5718 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77057
                                 (713) 435-5000
 (Name, address, including zip code, and telephone number, including area code, of agents for service)
                           --------------------------

                                   COPIES TO:

           JEFFREY A. KOEPPEL                       WILLIAM T. LUEDKE IV
           KENNETH B. TABACH                        CHARLOTTE M. RASCHE
 ELIAS, MATZ, TIERNAN & HERRICK L.L.P.         BRACEWELL & PATTERSON, L.L.P.
         734 15TH STREET, N.W.                711 LOUISIANA STREET, SUITE 2900
         WASHINGTON, D.C. 20005                     HOUSTON, TEXAS 77002

                            ------------------------

        Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
    SECURITIES TO BE REGISTERED         BE REGISTERED         PER UNIT(1)       OFFERING PRICE(1)   REGISTRATION FEE(2)
Trust Preferred Securities of
Coastal Capital Trust I............      $50,000,000             100%              $50,000,000            $4,600
Junior Subordinated Deferrable
Interest Debentures of Coastal
Bancorp, Inc.(2)...................      $50,000,000             100%              $50,000,000              N/A
Coastal Bancorp, Inc. Guarantee
with respect to the Trust Preferred
Securities(3)......................          N/A                  N/A                  N/A                  N/A
    Total..........................    $50,000,000(4)            100%            $50,000,000(4)           $4,600

(1) Estimated solely for the purpose of computing the registration fee.

(2) No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures of Coastal Bancorp, Inc. (the "Junior Subordinated Debentures") distributed upon any liquidation of Coastal Capital Trust I.

(3) No separate consideration will be received for the Coastal Bancorp, Inc. Guarantee.

(4) Such amount represents the liquidation amount of the Coastal Capital Trust I Trust Preferred Securities and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Trust Preferred Securities upon any liquidation of Coastal Capital Trust I.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 1, 2002
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE SECURITIES AND EXCHANGE COMMISISON DECLARES OUR REGISTRATION STATEMENT EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                      2,000,000 TRUST PREFERRED SECURITIES

                            COASTAL CAPITAL TRUST I

                      % CUMULATIVE TRUST PREFERRED SECURITIES
             (Liquidation Amount $25 per Trust Preferred Security)
              fully, irrevocably and unconditionally guaranteed on
           a subordinated basis, as described in this prospectus, by

                          [COASTAL BANCORP, INC. LOGO]

                            ------------------------

    Coastal Capital Trust I is offering 2,000,000 trust preferred securities at $25 per security. The trust preferred securities represent an indirect interest
in our       % junior subordinated debentures. The debentures have the same payment terms as the trust preferred securities and will be purchased by the Trust using the proceeds from its offering of the trust preferred securities.

    We have applied to list the trust preferred securities for trading on the Nasdaq National Market under the trading symbol "CBSAN."

                            ------------------------

    INVESTING IN THE TRUST PREFERRED SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12.

                             ---------------------

    THE TRUST PREFERRED SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                                      PRICE TO     PROCEEDS TO
                                                       PUBLIC         TRUST
                                                     -----------   -----------
Per Trust Preferred Security.......................    $25.00        $25.00
Total..............................................  $50,000,000   $50,000,000

    This is a firm commitment underwriting. We will pay underwriting commissions
of $      per trust preferred security. As a result, we will pay a total of
$      to the underwriters for arranging the investment in our junior subordinated debentures.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Legg Mason Wood Walker            Stifel, Nicolaus & Company
              Incorporated                        Incorporated

               The date of this prospectus is             , 2002

                                     [MAP]

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Cautionary Statement Regarding Forward-Looking Statements...     ii
Prospectus Summary..........................................      1
Risk Factors................................................     12
Use of Proceeds.............................................     18
Accounting Treatment........................................     18
Capitalization..............................................     19
Management..................................................     20
Coastal Capital Trust I.....................................     22
Description of Trust Preferred Securities...................     23
Description of Junior Subordinated Debentures...............     37
Description of Guarantee....................................     48
Relationship Among the Trust Preferred Securities, the
  Junior Subordinated Debentures
  and the Guarantee.........................................     51
U.S. Federal Income Tax Consequences........................     53
ERISA Considerations........................................     57
Underwriting................................................     58
Legal Matters...............................................     59
Experts.....................................................     60
Where You Can Find More Information.........................     60

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains and incorporates by reference certain forward-looking statements regarding our financial condition, results of operations and business. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

- changes in market rates of interest;

- changes in our loan portfolio, including the risks associated with our non-traditional lending (loans other than single-family residential mortgage loans such as multifamily, real estate acquisition and development, commercial real estate, commercial business, commercial construction and warehouse loans);

- the possibility that our allowance for loan losses proves to be inadequate;

- our ability to attract core deposits;

- the concentration of our loan portfolio in Texas and California to the extent that the economies of those states experience problems;

- risks related to our acquisition strategy;

- our ability to quickly and efficiently integrate the operations of acquired entities with our existing operations;

- changes in our business strategies;

- changes in general economic and business conditions;

- changes in the laws and regulations applicable to our business; and

- other factors discussed in "Risk Factors."

    We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the events discussed in any forward-looking statements in this prospectus might not occur.

                            ------------------------

    You should rely on the information contained or incorporated by reference in this prospectus only. We have not, and our underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and our underwriters are not, making an offer to sell the trust preferred securities in any jurisdiction where the offer or sale is not permitted.

    You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the trust preferred securities being offered, including over-allotting the trust preferred securities and bidding for and purchasing trust preferred securities at a price above that which otherwise might prevail in the open market. For a description of these activities, see "Underwriting." Such transactions, if commenced, may be discontinued at any time. In connection with this offering, certain underwriters may engage in passive market transactions in the trust preferred securities on the Nasdaq National Market or otherwise in accordance with Rule 103 of Regulation M. See "Underwriting."

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE OFFER FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND RELATED NOTES IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING A DECISION TO INVEST IN THE TRUST PREFERRED SECURITIES. IN THIS PROSPECTUS, REFERENCES TO "WE," "US," "OUR," AND "COASTAL" ARE TO COASTAL BANCORP, INC.

                             COASTAL BANCORP, INC.

    We primarily serve as the parent holding company for Coastal Banc ssb. Coastal Banc is a Texas-chartered, federally insured state savings bank that was acquired in 1986 by an investor group as a vehicle to take advantage of the failures and consolidation in the Texas banking and thrift industries. Headquartered in Houston, Texas, Coastal Banc operates through 50 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and other cities in the southeast quadrant of Texas. As of June 30, 2001, Coastal Banc ranks 19th in deposit market share in Texas and 16th in Houston. At March 31, 2002, we had total consolidated assets of $2.5 billion, total loans of $1.8 billion, total deposits of $1.6 billion and common stockholders' equity of $132.4 million.

    Coastal Banc offers deposit products that include a wide variety of retail money market, checking and certificate of deposit accounts, as well as business checking, money market, and cash management services. Coastal Banc also offers a variety of loan products, including commercial real estate financing, business lending, construction lending for both commercial and residential purposes, residential mortgage lending and consumer-type lending to both individuals and business customers. Coastal Banc's customers range from individuals and families, to small and medium-sized businesses, real estate developers and homebuilders.

    Coastal Banc's objective is to maximize profitability through the generation of net interest income and fee income. To meet this objective, Coastal Banc has implemented a strategy of building our core deposit base while deploying our funds in assets that provide an attractive return with acceptable credit risk. In carrying out this strategy, and to ultimately provide an attractive rate of return to our stockholders, Coastal Banc adheres to four operating principles:

       - continuing to expand our low cost core deposit base;

       - minimizing our interest rate risk;

       - controlling credit risk while increasing our emphasis on commercial business lending; and

       - maintaining a low level of general overhead expense relative to our peers.

    EXPANDING OUR LOW COST CORE DEPOSIT BASE. Coastal Banc began developing and expanding a low cost core deposit base in 1988 through a series of transactions with the federal government and competitively priced transactions with private sector financial institutions. In 1988, Coastal Banc became the first acquiror of failed or failing savings institutions under the federal government's "Southwest Plan." In this transaction, Coastal Banc acquired from the Federal Savings and Loan Insurance Corporation, as receiver for four insolvent savings associations, approximately $543.4 million of assets and assumed approximately $543.4 million of deposits and other liabilities. Coastal Banc acquired an aggregate of 14 branch offices in new and existing markets in southwest Houston, west of Houston along the Houston-San Antonio corridor and in the Rio Grande Valley.

    After completion of these acquisitions under the Southwest Plan, Coastal Banc entered into a series of branch office transactions (including two disposition transactions) and one whole bank acquisition. All of these transactions resulted in the net assumption of $1.9 billion of primarily retail deposits and 58 branch offices (16 of which were subsequently closed or sold). Coastal Banc has also opened seven de novo branches since its inception, six in the Houston metropolitan area and one in

Austin. Coastal Banc plans to continue to pursue acquisitions in Texas as a vehicle for growth, although there can be no assurance that we will be able to continue to do so on an accretive basis in the future, or at all.

    MINIMIZING OUR INTEREST RATE RISK. Coastal Banc has minimized our interest rate risk by matching, to the extent possible, the repricing or maturity of our interest-earning assets to the repricing or expected terms of our interest-bearing liabilities. Coastal Banc also tries to match the basis or index (for example, the London Interbank Offered Rate (or LIBOR) or the 11th District FHLB cost of funds index (or COFI)) upon which these assets and liabilities reprice. Generally, this matching is achieved through management of the composition of our assets and liabilities. In November 2001, Coastal Banc sold approximately $844.9 million of our mortgage-backed securities and purchased approximately $512.3 million of primarily pass-through mortgage -backed securities with an overall shorter expected duration in order to strategically restructure a portion of our asset base to make it less vulnerable to volatile interest rate and price fluctuations.

    CONTROLLING CREDIT RISK WHILE INCREASING OUR EMPHASIS ON COMMERCIAL BUSINESS LENDING. Coastal Banc controls credit risk, while increasing the emphasis on our commercial business lending, by (i) taking a cautious approach with respect to our direct lending operations, including the development of our commercial business lending, and (ii) holding a substantial portion of our assets in primarily adjustable first lien (single family) residential mortgage loans and mortgage-backed securities. At March 31, 2002, of our $2.5 billion in total assets, $468.5 million, or 18.9%, consisted of mortgage-backed securities available-for-sale. At March 31, 2002, our total loans receivable portfolio (excluding loans held for sale) amounted to $1.8 billion, or 74.0%, of total assets, $856.8 million of which were comprised of first lien single family residential mortgage loans.

    At March 31, 2002, $14.3 million, or 86%, of nonperforming loans were first lien residential (single family) mortgage loans (of which $7.3 million were classified as held for sale and recorded at fair value), $1.4 million were commercial real estate loans, $660,000 were commercial, financial and industrial loans, with the balance in other loan categories. At March 31, 2002, the allowance for loan losses as a percentage of nonperforming loans (excluding nonperforming loans held for sale which are recorded at fair value) was 156.1% compared to 62.3% at December 31, 2001. The ratio of nonperforming assets to total assets was 0.86% at March 31, 2002 compared to 1.13% at December 31, 2001.

    MAINTAINING A LOW LEVEL OF GENERAL OVERHEAD EXPENSES RELATIVE TO OUR
PEERS. Coastal Banc has maintained a low level of general overhead expense relative to our peers by operating an efficiently staffed operations and branch office system which is able to economically administer and deliver our products and services. Our ratio of noninterest expense to average total assets on a consolidated basis was 2.31% for the three months ended March 31, 2002.

    We have two other active wholly owned subsidiaries: Coastal Banc Capital Corp., a registered broker-dealer which was formed to trade packages of whole loan assets, primarily for Coastal Banc and for other institutional investors, and Coastal Banc Insurance Agency, Inc., a subsidiary of Coastal Banc, that provides insurance and investment products to Coastal Banc's deposit and loan customers.

HISTORY

    In February 1986, an investor group, which included Manuel J. Mehos, our current chairman, president and chief executive officer, and four members of our current board of directors, acquired ownership of Coastal Banc. In 1994, in connection with the reorganization of Coastal Banc Savings Association from a Texas-chartered thrift institution into a Texas-chartered savings bank with our current Coastal Banc name, we were incorporated into the holding company form of organization. In November 1996, in order to minimize state taxes, we again reorganized our corporate structure by forming Coastal Banc Holding Company, Inc. as a Delaware holding company. Coastal Banc Holding Company became a wholly owned subsidiary of Coastal and Coastal Banc became a subsidiary of Coastal Banc Holding Company. In
October 1997, we formed Coastal Banc Capital Corp. as a wholly owned subsidiary of Coastal Banc Holding Company.

    Since February 1986, when Coastal Banc had one full service office and total assets of approximately $10.7 million, we have complemented our internal growth through the acquisition of deposits and branch offices in transactions with the federal government and other private institutions. In 1998, Coastal Banc completed the acquisition of 12 branch offices of Pacific Southwest Bank, also known as The San Benito Bank and Trust Company, a unit of Pacific Southwest Bank. At the date of this acquisition, these branches located in Harlingen, San Benito, Mission, Edinburg, Brownsville, McAllen and South Padre Island, had total assets of $356.6 million, total loans of $176.2 million and total deposits of $355.4 million. In June 2000, we acquired Coastal Banc Insurance
Agency, Inc., which had previously been affiliated with Coastal Banc, which became a wholly owned subsidiary of Coastal Banc.

    We intend to continue to pursue acquisitions of financial institutions and the acquisition and establishment of additional branch offices. We believe that there will be additional growth opportunities in our markets as the financial services industry continues to consolidate. As we seek to expand through the acquisition of deposits, we intend to increase and diversify our loan portfolio in a manner consistent with our operating principles by emphasizing the purchase or origination for retention in our portfolio of only those loans which are of sound quality and provide a positive interest rate spread over funding liabilities with similar maturities.

    We are subject to examination and regulation by the Office of Thrift Supervision and the Texas Savings and Loan Department. We are also subject to various reporting and other requirements of the Securities and Exchange Commission. Coastal Banc is subject to regulation by the Texas Savings and Loan Department, as its chartering authority, and by the Federal Deposit Insurance Corporation, which insures its deposits to the fullest extent provided by law. Coastal Banc also is subject to certain regulation by the Board of Governors of the Federal Reserve System and is a member of the Federal Home Loan Bank of Dallas, one of the 12 regional banks which comprise the Federal Home Loan Bank System.

    Our executive offices are located at Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057, and our telephone number is (713) 435-5000.

                            COASTAL CAPITAL TRUST I

    Coastal Capital Trust I is a Delaware statutory business trust that we created for the limited purposes of:

    - issuing and selling the trust preferred securities and the common securities;

    - using the proceeds from the sale of the trust preferred securities and the common securities to acquire our junior subordinated debentures; and

    - engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the trust preferred securities and the common securities).

    The Trust will issue all of the trust preferred securities to the purchasers in this offering. We will purchase all of the common securities. The common securities will represent an aggregate liquidation amount equal to at least 3% of the total capital of the Trust.

    The junior subordinated debentures and payments received thereunder will be the only assets of the Trust, and payments under the junior subordinated debentures will be the only revenue of the Trust.

    The Trust will be governed by the amended and restated declaration of trust among us, as depositor, The Bank of New York (Delaware), as Delaware trustee, and the administrative trustees, who are selected by us.

    The Trust's principal office is located at Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057 and its telephone number is
(713) 435-5000.

                                  RISK FACTORS

    Prior to making an investment decision regarding the trust preferred securities, you should carefully consider all of the information in this prospectus, and, in particular, you should evaluate the risk factors set forth under the caption "Risk Factors" beginning on page 12.

                                  THE OFFERING

The Issuer................................  Coastal Capital Trust I, a Delaware statutory business trust.

The securities being offered..............  2,000,000 trust preferred securities, liquidation amount of $25 per trust preferred security. The trust preferred securities represent preferred undivided beneficial interests in the assets of the Trust, which will consist solely of the junior
                                            subordinated debentures and payments received thereunder.

The offering price........................  $25 per trust preferred security.

When distributions will be paid to you....  The Trust will pay cash distributions to you on each trust
                                            preferred security at an annual rate of    %. The distributions
                                            will be cumulative, will accumulate from             , 2002, and
                                            will be payable quarterly in arrears on March 31, June 30,
                                            September 30 and December 31 of each year, beginning on
                                                        , 2002. The record date for distributions on the
                                            trust preferred securities will be one business day prior to the relevant distribution date for so long as the trust preferred securities remain in book-entry form (if not in book-entry form the record date will be the 15th day of the month in which the distribution date occurs). We may defer the payment of cash distributions, as described below.

When the trust preferred securities must
be redeemed...............................  The junior subordinated debentures will mature and we must redeem
                                            the trust preferred securities on             , 2032. We have the
                                            option, however, to shorten the maturity and redemption date to a
                                            date no earlier than             , 2007. We will not shorten the
                                            maturity date unless we have first received any required
                                            regulatory approvals.

We may redeem the trust preferred
securities before             , 2032......  The Trust must redeem the trust preferred securities if we redeem the junior subordinated debentures. Subject to any required regulatory approvals, we may redeem all or part of the junior
                                            subordinated debentures at any time after             , 2007. In
                                            addition, subject to any required regulatory approvals, we may redeem all of the junior subordinated debentures within 90 days after:

                                            -          certain tax events occur or become likely to occur;

                                            -          the Trust is required to register as an investment
                                                       company; or

                                            -          there is an adverse change in the treatment of the
                                                       trust preferred securities as Tier 1 capital for bank
                                                       regulatory purposes.

                                            These circumstances are referred to as "special events."

                                            Upon any redemption of the junior subordinated debentures, the
                                            Trust will use the cash proceeds of the redemption to pay you the liquidation amount of $25 per trust preferred security plus any accumulated and unpaid distributions through the date of
                                            redemption.

We and the Trust have the option to defer
interest payments.........................  The Trust will rely solely on payments made by us under the junior subordinated debentures to pay distributions on the trust preferred securities. As long as we are not in default under the indenture relating to the junior subordinated debentures, we may, at one or more times, defer interest payments on the junior subordinated debentures for up to twenty (20) consecutive
                                            quarters, but not beyond the maturity date. If we defer interest payments on the junior subordinated debentures:

                                            -          the Trust will also defer distributions on the trust
                                                       preferred securities;

                                            -          the distributions to which you are entitled under the
                                                       trust preferred securities will accumulate; and

                                            -          the accumulated distributions will earn interest at an
                                                       annual rate of    %, compounded quarterly until paid.

                                            During any period that we defer interest payments, we may not declare or pay any cash distributions on our capital stock or repay any debt securities that rank equal to or lower than the junior subordinated debentures. After the end of any period during which we defer interest payments, if we have paid all deferred and current interest under the junior subordinated debentures, we may defer interest payments again.

You will still be taxed if distributions
on the trust preferred securities are
deferred..................................  If we defer interest payments on the junior subordinated debentures, you will be required to include deferred
                                            distributions in your gross income for United States federal income tax purposes, and you may be required to pay taxes on the deferred distributions before you receive these amounts even if you are a cash basis taxpayer.

How the securities will rank in right of
payment...................................  The trust preferred securities, junior subordinated debentures and guarantee will rank as follows with regard to right of payment:

                                            -          the trust preferred securities will rank equally with
                                                       the common securities. The Trust will pay
                                                       distributions on the trust preferred securities and
                                                       the common securities pro rata. However, if we default
                                                       with respect to the junior subordinated debentures,
                                                       then no distributions on the common securities and no
                                                       dividends on our capital stock

                                                       will be paid until all accumulated and unpaid
                                                       distributions on the trust preferred securities have
                                                       been paid;

                                            -          our obligations under the junior subordinated
                                                       debentures and the guarantee are unsecured and
                                                       generally will rank junior in priority to our existing
                                                       and future senior and other subordinated indebtedness;
                                                       and

                                            -          because we are a holding company, the junior
                                                       subordinated debentures and the guarantee will
                                                       effectively be subordinated to all existing and future
                                                       liabilities of our subsidiaries, including Coastal
                                                       Banc.

We may distribute the junior subordinated
debentures directly to you in exchange for
the trust preferred securities............  We may dissolve the Trust and distribute the junior subordinated debentures to you at any time, subject to any required regulatory approval. If we distribute the junior subordinated debentures, we will use our best efforts to list them on a national securities exchange or a comparable automated quotation system.

Our guarantee of payment to you by the
trust.....................................  We guarantee that the Trust will use its assets to pay the distributions on the trust preferred securities and the
                                            liquidation amount upon liquidation of the Trust. However, the guarantee does not apply when the Trust does not have sufficient funds to make the payments. If we do not make payments on the junior subordinated debentures, the Trust will not have
                                            sufficient funds to make payments on the trust preferred
                                            securities. In this event, you may institute a legal proceeding directly against us seeking enforcement of payments under the junior subordinated debentures.

Voting rights of the trust preferred
securities are limited....................  You will have no voting rights except in certain limited circumstances.

How we will use the proceeds of this
offering..................................  The Trust will use the proceeds from the sale of the trust securities to purchase the junior subordinated debentures from
                                            us. We intend to use the net proceeds from the sale of the junior subordinated debentures to redeem Coastal Banc's 9.0%
                                            Noncumulative Preferred Stock, of which $28.8 million is
                                            outstanding, to repurchase 500,000 shares of our common stock for
                                            $15 million from a director, and contribute the remainder of any proceeds to Coastal Banc to increase its capital position.

Lack of rating............................  We do not intend to have the trust preferred securities rated by any rating agency.

Nasdaq National Market symbol.............  We have applied for listing of the trust preferred securities on the Nasdaq National Market under the symbol "CBSAN."

You will not receive certificates for your
trust preferred securities................  The trust preferred securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company (DTC), New York, New York, or its
                                            nominee. This means that you will not receive a certificate for your trust preferred securities. Your ownership will be recorded through the DTC book-entry system.

Tax Considerations........................  You should carefully consider the information set forth under
                                            "U.S. Federal Income Tax Consequences."

ERISA considerations......................  You should carefully consider the information set forth under
                                            "ERISA Considerations."

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table sets forth our summary historical consolidated financial information and should be read in conjunction with the financial information included in our annual report on Form 10-K for the year ended December 31, 2001 incorporated by reference. Our balance sheet data and operating data as of and for the five years ended December 31, 2001 are derived from our audited consolidated financial statements. Our balance sheet data and operating data as of and for the three months ended March 31, 2002 and 2001 are derived from our unaudited interim consolidated financial statements. This unaudited interim financial data includes all adjustments (consisting only of normal, recurring accruals) which are, in the opinion of our management, necessary for a fair presentation. Results for the three months ended March 31, 2002 do not necessarily indicate results for the entire year.

                                              AT OR FOR THE
                                           THREE MONTHS ENDED
                                                MARCH 31,                      AT OR FOR THE YEAR ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
                                            2002         2001         2001         2000         1999         1998         1997
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA
  Interest income......................  $   35,406   $   60,165   $  210,612   $  237,273   $  202,943   $  210,814   $  201,356
  Interest expense.....................      16,687       37,860      124,015      152,905      125,657      143,404      144,423
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income..................      18,719       22,305       86,597       84,368       77,286       67,410       56,933
  Provisions for loan losses(1)........         900          900        3,900        5,790       10,575        3,100        1,800
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income after provision
    for loan losses....................      17,819       21,405       82,697       78,578       66,711       64,310       55,133
  Gain on sale of mortgage servicing
    rights.............................          --           --           --        2,172           --           --           --
  Writedown of purchased mortgage loan
    premium............................          --           --           --           --           --         (709)          --
  Gain on sales of mortgage-backed
    securities available-for-sale,
    net................................          --           --          169           --           --            1          237
  Loss on derivative instruments(3)....         (24)        (564)        (422)          --           --           --           --
  Other noninterest income.............       2,533        2,386       11,396        9,852       10,372        7,580        6,147
  Other noninterest expense............     (14,250)     (14,682)     (58,479)     (58,195)     (57,810)     (48,383)     (39,544)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before provision for federal
    income taxes, minority interest and
    cumulative effect of accounting
    change.............................       6,078        8,545       35,361       32,407       19,273       22,799       21,973
  Provision for federal income
    taxes(2)...........................      (1,698)      (2,614)     (10,867)      (9,895)      (5,659)      (3,543)      (7,822)
  Minority interest-preferred stock
    dividends of Coastal Banc..........        (647)        (647)      (2,588)      (2,588)      (2,588)      (2,588)      (2,588)
  Cumulative effect of change in
    accounting for derivative
    instruments, net of tax(3).........          --         (104)        (104)          --           --           --           --
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income--reported.................  $    3,733   $    5,180   $   21,802   $   19,924   $   11,026   $   16,668   $   11,563
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Net income--as adjusted(4)...........  $    3,733   $    5,332   $   22,420   $   20,542   $   11,644   $   17,286   $   12,181
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Net income available to common
    stockholders--reported.............  $    3,106   $    4,553   $   19,294   $   17,416   $    9,442   $   16,668   $   11,563
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Net income available to common
    stockholders--as adjusted(4).......  $    3,106   $    4,706   $   19,912   $   18,034   $   10,060   $   17,286   $   12,181
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Basic earnings per common share--
    reported(5)........................  $     0.53   $     0.80   $     3.34   $     2.94   $     1.45   $     2.24   $     1.55
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Basic earnings per common share--as
    adjusted(4)........................  $     0.53   $     0.82   $     3.45   $     3.05   $     1.55   $     2.33   $     1.63
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Diluted earnings per common share--
    reported(5)........................  $     0.51   $     0.76   $     3.17   $     2.87   $     1.42   $     2.18   $     1.50
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Diluted earnings per common share--as
    adjusted(4)........................  $     0.51   $     0.78   $     3.28   $     2.98   $     1.51   $     2.26   $     1.58
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========

                                              AT OR FOR THE
                                           THREE MONTHS ENDED
                                                MARCH 31,                      AT OR FOR THE YEAR ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
                                            2002         2001         2001         2000         1999         1998         1997
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA
  Total assets(6)......................  $2,473,249   $3,162,114   $2,597,891   $3,091,611   $2,947,952   $2,982,161   $2,911,410
  Loans receivable(7)..................   1,831,258    1,997,286    1,863,601    1,896,228    1,735,081    1,538,149    1,261,435
  Mortgage-backed securities held-to-
    maturity(6)(7).....................          --      878,096           --      885,565      917,212    1,154,116    1,345,090
  Mortgage-backed securities
    available-for-sale(6)..............     468,491       93,300      514,068       94,673       99,665       96,609      169,997
  Deposits.............................   1,639,557    1,697,162    1,660,386    1,674,981    1,624,289    1,705,004    1,375,060
  Advances from the Federal Home Loan
    Bank of Dallas(6)..................     625,936    1,218,145      690,877    1,150,305    1,096,931      966,720      540,475
  Securities sold under agreements to
    repurchase.........................          --           --           --           --           --      100,000      791,760
  Senior Notes payable(8)..............          --       46,900       43,875       46,900       46,900       50,000       50,000
  Minority interest-preferred stock of
    Coastal Banc.......................      28,750       28,750       28,750       28,750       28,750       28,750       28,750
  Preferred stockholders' equity.......      27,500       27,500       27,500       27,500       27,500           --           --
  Common stockholders' equity..........     132,409      116,309      129,934      110,971      105,956      112,764      104,830

SELECTED RATIOS
Performance Ratios(9):
  Return (before minority interest) on
    average assets.....................        0.71%        0.76%        0.81%        0.74%        0.47%        0.64%        0.49%
  Return on average common equity......        9.65        16.31        15.92        16.51         8.83        14.96        11.68
  Dividend payout ratio................       22.28        12.43        13.80        12.23        22.11        14.35        19.83
  Average common equity to average
    total assets.......................        5.21         3.66         4.03         3.47         3.66         3.71         3.41
  Net interest margin(10)..............        3.10         2.98         2.97         2.87         2.75         2.31         2.02
  Interest rate spread including
    noninterest-bearing deposits(10)...        2.97         2.77         2.81         2.71         2.65         2.17         1.85
  Interest rate spread(10).............        2.75         2.50         2.56         2.42         2.39         1.96         1.67
  Noninterest expense to average total
    assets.............................        2.31         1.93         1.94         1.91         1.98         1.61         1.36
  Average interest-earnings assets to
    average interest-bearing
    liabilities........................      112.65       108.59       109.63       108.52       108.22       107.33       106.72
Ratio of earnings to combined fixed
charges and preferred stock dividends:
  Excluding interest on deposits.......        1.67x        1.36x        1.50x        1.32x        1.23x        1.25x        1.23x
  Including interest on deposits.......        1.26         1.18         1.23         1.17         1.11         1.14         1.13
Asset Quality Ratios:
  Nonperforming assets to total
    assets(11).........................        0.86%        0.81%        1.13%        0.82%        0.73%        0.99%        0.72%
  Nonperforming loans to total loans
    receivable and loans receivable
    held for sale......................        0.90         1.10         1.33         1.12         0.99         1.60         1.40
  Allowance for loan losses to
    nonperforming loans (excluding
    nonperforming loans held for
    sale)..............................      156.12        64.44        62.26        68.32        61.30        46.28        41.90
  Allowance for loan losses to total
    loans receivable (excluding loans
    receivable held for sale)..........        0.79         0.71         0.83         0.77         0.60         0.74         0.59
Bank Regulatory Capital Ratios(12):
  Tier 1 capital to total assets.......        6.59         6.23         7.27         6.22         5.76         5.25         5.52
  Tier 1 risk-based capital to
    risk-weighted assets...............        9.61         9.85        11.90         9.94         9.68         9.54        11.46
  Total risk-based capital to
    risk-weighted assets...............       10.46        10.59        12.79        10.72        10.29        10.23        11.98

CERTAIN RATIOS AND OTHER DATA
(EXCLUDING CERTAIN ITEMS)(13)
  Net income excluding certain items...  $    3,733   $    5,651   $   22,180   $   19,924   $   15,452   $   14,099   $   11,563
  Diluted earnings per common share
    excluding certain items............        0.51         0.84         3.24         2.87         2.08         1.84         1.50
  Return (before minority interest) on
    average assets excluding certain
    items..............................        0.71%        0.83%        0.82%        0.74%        0.62%        0.55%        0.49%
  Return on average common equity
    excluding certain items............        9.65        17.99        16.23        16.51        12.96        12.65        11.68

------------------------------

(1) During 1999, Coastal recorded a $6.8 million provision for loan losses specific to one participation loan to a mortgage broker in Michigan (the MCA loan).

(2) On March 9, 1998, Coastal announced that it had successfully resolved an outstanding tax benefit issue with the FDIC as manager of the FSLIC Resolution Fund. The resolution of the issue resulted in a $3.7 million reversal of accrued income taxes during 1998.

(3) Effective January 1, 2001, Coastal adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and for Hedging Activities" ("Statement 133"). On January 1, 2001, Coastal recorded a transition adjustment loss of $160,000, or $104,000 net of the tax effect, to record its derivative instruments at fair value.

(4) Coastal implemented Statement of Financial Accounting Standards No. 141, "Business Combinations" ("Statement 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("Statement 142") on January 1, 2002. At January 1, 2002, Coastal had unamortized goodwill that was subject to the transition provisions of Statement 141 and Statement 142 in the amount of $5.5 million. Amortization expense related to this goodwill was $618,000 for the years ended
    December 31, 2001, 2000, 1999, 1998 and 1997 and $152,000 for the three months ended March 31, 2001. The remaining $16.3 million at January 1, 2002 was classified as other intangible assets, because those amounts were originally recorded as goodwill pursuant to Statement of Financial Accounting Standards No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions" ("Statement 72") and not subject to the non-amortization provisions of Statement 142. Coastal did not recognize any transitional impairment losses as the cumulative effect of a change in accounting principle during the first quarter of 2002. Pursuant to the transition provisions of Statement 142, presented are as adjusted net income and earnings per share numbers to exclude the amortization expense (net of any tax effect) recognized in those periods prior to the implementation related to the goodwill that is no longer being amortized.

(5) On April 23, 1998, Coastal declared a 3:2 stock split that was paid on June 15, 1998 to stockholders of record on May 15, 1998. All common stock share data has been adjusted to include the effect of the stock split.

(6) In November 2001, Coastal completed the sale of approximately
    $844.9 million of its mortgage-backed securities. The transaction was undertaken to strategically restructure a portion of Coastal's asset base. Coastal used approximately $512.3 million of the proceeds to purchase primarily pass-thru mortgage-backed securities with an overall shorter expected duration and reduced borrowings with the remainder. All of the securities purchased and the remaining securities not sold were placed in the available-for-sale category.

(7) Loans receivable are net of loans in process, premiums, discounts, unearned interest and loan fees and the allowance for loan losses. Mortgage-backed securities held-to-maturity are net of premiums and discounts.

(8) Coastal redeemed all of the Senior Notes payable on February 1, 2002 at par plus accrued interest.

(9) Ratio, yield and rate information is based on average balances for the year.

(10) Net interest margin represents net interest income as a percentage of average interest-earnings assets. Interest rate spread including noninterest-bearing deposits represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities and noninterest-bearing deposits. Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities.

(11) Nonperforming assets consist of nonaccrual loans, loans greater than 90 days delinquent and still accruing interest, real estate acquired by foreclosure and repossessed assets.

(12) Current FDIC capital adequacy regulations require Coastal Banc to maintain Tier 1 capital equal to at least 4.0% of total assets, Tier 1 risk-based capital equal to at least 4.0% of the risk-weighted assets and total risk-based capital equal to at least 8.0% of the risk-weighted assets.

(13) The items used for calculations presented are comprised of the following for 2001, 1999 and 1998:

    - 2001 - The $104,000 (after tax), or $0.02 per diluted share, effect of the $160,000 cumulative effect of the accounting change due to the adoption of Statement No. 133 for the three months ended March 31, 2001 and the year ended December 31, 2001. The $367,000 (after tax), or $0.06 per diluted share, effect of the $564,000 loss on derivative instruments for the three months ended March 31, 2001 and the $274,000 (after tax), or $0.05 per diluted share, effect of the $422,000 loss on derivative instruments for the year ended December 31, 2001.

    - 1999 - The $4.4 million (after tax), or $0.66 per diluted share, effect of the $6.8 million provision for loan losses specific to the MCA loan.

    - 1998 - The $2.6 million (after tax), or $0.34 per diluted share, net benefit of (a) a reversal of $3.7 million in income taxes, (b) a $1.0 million additional provision for loan losses, and (c) a $709,000 writedown of purchased mortgage loan premium.

     There were none of these items during the three months ended March 31, 2002 or the years ended December 31, 2000 and 1997.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE PURCHASING THE TRUST PREFERRED SECURITIES OFFERED BY THIS PROSPECTUS. THERE COULD BE OTHER FACTORS NOT LISTED BELOW THAT MAY AFFECT THE TRUST AND US.

            RISK FACTORS RELATING TO THE TRUST PREFERRED SECURITIES

YOU WILL NOT RECEIVE PAYMENTS ON THE TRUST PREFERRED SECURITIES IF OUR EARNINGS ARE NOT SUFFICIENT TO MAKE TIMELY PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES.

    The Trust will depend solely on our payments on the junior subordinated debentures to pay amounts due to you on the trust preferred securities. We are a separate legal entity from our subsidiaries and do not have significant operations of our own. We will depend primarily on any dividends we receive from our subsidiaries, which may be limited by banking regulations, and our available cash and liquid investments, to pay interest to the Trust on the junior subordinated debentures.

IF OUR BANK SUBSIDIARY IS UNABLE TO PAY DIVIDENDS TO US, WE MAY BE UNABLE TO MAKE PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES.

    We are a holding company and substantially all of our assets are held by our subsidiary bank, Coastal Banc. Our ability to make payments on the junior subordinated debentures when due will depend primarily on available cash resources at the holding company and dividends from Coastal Banc. Dividend payments from Coastal Banc are subject to regulatory limitations, generally based on capital levels and current and retained earnings, imposed by the various regulatory agencies with authority over Coastal Banc. The ability of Coastal Banc to pay dividends is also subject to its profitability, financial condition and capital expenditures and other cash flow requirements. We cannot assure you that Coastal Banc will be able to pay dividends in the future.

IF OUR EARNINGS ARE INSUFFICIENT TO PAY ALL OF OUR CREDITORS, THE HOLDERS OF OUR SENIOR INDEBTEDNESS WILL BE PAID BEFORE WE MAKE PAYMENTS TO THE TRUST AND BEFORE THE TRUST CAN MAKE PAYMENTS TO YOU.

    Our obligations under the guarantee and the junior subordinated debentures are unsecured and generally are subordinated in right of payment to all of our existing and future senior debt, subordinated debt and additional senior obligations. At March 31, 2002, we had no senior debt, subordinated debt or additional senior obligations.

    Because we are a holding company, the creditors of our subsidiaries also will have priority over you in any distribution of our subsidiaries' assets in a liquidation, reorganization or otherwise. Therefore, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should look only to our assets for payments on the junior subordinated debentures. As of March 31, 2002, our subsidiaries had total liabilities of $2.3 billion. The junior subordinated debentures do not limit our ability or the ability of our subsidiaries to incur additional debt.

IF WE ELECT TO DEFER INTEREST PAYMENTS UNDER THE JUNIOR SUBORDINATED DEBENTURES YOU WILL NOT RECEIVE TIMELY DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES.

    We may, at one or more times, defer the payment of interest on the junior subordinated debentures for up to twenty (20) consecutive quarters, provided that we are not in default of their terms. Any deferral, however, cannot extend beyond the maturity date of the junior subordinated debentures.

IF WE ELECT TO DEFER INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES, YOU WILL HAVE TO INCLUDE UNPAID DISTRIBUTIONS IN YOUR TAXABLE INCOME BEFORE YOU ACTUALLY RECEIVE THE DISTRIBUTIONS.

    During any period in which we defer interest payments, the Trust will defer quarterly distributions on the trust preferred securities, which will continue
to accumulate distributions at an annual rate of       % and interest will
compound quarterly from the relevant distribution payment date. During a deferral period you will continue to accumulate income on the trust preferred securities for federal income tax purposes in the form of original issue discount, but you will not receive distributions attributable to that income. In addition, during a deferral period, your tax basis in the trust preferred securities will increase by the amount of accumulated but unpaid distributions. If you sell the trust preferred securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise recognized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

THE PRICE OF THE TRUST PREFERRED SECURITIES MAY NOT REFLECT UNPAID INTEREST AND YOU MAY SUFFER ADVERSE TAX CONSEQUENCES OR A LOSS IF YOU SELL THEM WHILE INTEREST REMAINS UNPAID.

    If we elect to exercise our right to defer interest payments on the junior subordinated debentures, the market price for the trust preferred securities would likely be adversely affected. If you dispose of trust preferred securities during a deferral period, you might not recover the same return on your investment as someone who continues to hold trust preferred securities. Due to our right to defer interest payments, the market price of the trust preferred securities may be more volatile than the market prices of securities without a deferral feature.

THE GUARANTEE COVERS PAYMENTS ONLY IF THE TRUST HAS FUNDS AVAILABLE.

    If we do not make payments on the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions or the $25 per trust preferred security liquidation amount. Because the guarantee does not cover payments when the Trust does not have sufficient funds, you will not be able to rely on the guarantee for payment of these amounts. Instead, you or the property trustee of the Trust may enforce the rights of the Trust under the junior subordinated debentures directly against us.

IN CERTAIN CIRCUMSTANCES, THE TRUST MAY REDEEM THE TRUST PREFERRED SECURITIES, WHICH WOULD REQUIRE YOU TO REINVEST YOUR PRINCIPAL SOONER THAN EXPECTED.

    Under the following circumstances and, subject to regulatory approvals, we may redeem the junior subordinated debentures before the stated maturity of the junior subordinated debentures:

    - We may redeem all of the junior subordinated debentures within 90 days after certain occurrences at any time during the life of the Trust. These special events include certain adverse tax, investment company or bank regulatory developments.

    - We may redeem all or part of the junior subordinated debentures at any
      time beginning             , 2007.

    You should assume that an early redemption may be attractive to us, and that we will exercise our right to redeem the junior subordinated debentures, if we are able to obtain capital at a lower cost than we must pay on the junior subordinated debentures or if it is otherwise in our interest to redeem the junior subordinated debentures. If we redeem any of the junior subordinated debentures, the Trust will redeem a pro rata amount of the trust preferred securities, and you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the trust preferred securities.

    Recently, proposed legislation was introduced in the U.S. House of Representatives which would disallow deductions for U.S. income tax purposes on certain debt instruments issued after its date of enactment. We currently intend to issue the trust preferred securities and the related junior subordinated debentures prior to the enactment of any such legislation, which if enacted in its current form otherwise possibly could be deemed to cover the trust preferred securities and the related junior subordinated debentures under certain circumstances. We cannot provide you with any assurance, however, that legislation will not be enacted which would disallow deductions on securities such as the junior subordinated debentures and thus create a tax event which permits us to redeem the junior subordinated debentures and the trust preferred securities. For additional information, see "U.S. Federal Income Tax Consequences - Possible Tax Law Changes."

WE CAN DISTRIBUTE THE JUNIOR SUBORDINATED DEBENTURES TO YOU IN EXCHANGE FOR THE TRUST PREFERRED SECURITIES, WHICH MAY HAVE ADVERSE TAX CONSEQUENCES TO YOU AND WHICH MAY AFFECT THE LIQUIDITY AND MARKET VALUE OF YOUR INVESTMENT.

    We can elect to have the Trust dissolved at any time before maturity of the junior subordinated debentures. As a result, and subject to the terms of the declaration of trust, the trustees may distribute the junior subordinated debentures to the holders of the trust preferred securities.

    We cannot predict the market price for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the trust preferred securities you hold pending such a distribution, may trade at a price that is less than you paid to purchase the trust preferred securities. Because you may receive junior subordinated debentures, you must also make an investment decision with regard to the junior subordinated debentures. You should carefully review all of the information regarding the junior subordinated debentures contained in this prospectus.

    If the junior subordinated debentures are distributed by the Trust, we will use our best efforts to list the junior subordinated debentures for trading on the Nasdaq National Market. However, we may not be able to achieve that listing and a market for the junior subordinated debentures may not develop.

    Under current U.S. federal income tax laws, a distribution of the junior subordinated debentures to you upon the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the junior subordinated debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of junior subordinated debentures upon the dissolution of the Trust could be a taxable event to you. See "U.S. Federal Income Tax Consequences."

YOU WILL HAVE ONLY LIMITED VOTING RIGHTS, AND WE CAN AMEND THE DECLARATION OF TRUST UNDER CERTAIN CIRCUMSTANCES WITHOUT YOUR CONSENT.

    You will have limited voting rights as a holder of trust preferred securities. Your voting rights will relate only to the modification of the trust preferred securities and the exercise of the Trust's rights as holder of the junior subordinated debentures. You will not usually be able to appoint, remove or replace the trustees of the Trust because these rights generally reside with us as the holder of the common securities. However, if an event of default with respect to the junior subordinated debentures occurs and is continuing, the holders of a majority in aggregate liquidation amount of the trust preferred securities may remove the trustees. Even if it would adversely affect your rights, we, together with the property trustee and the trust administrative trustees, may amend the declaration of trust without your consent to ensure that the Trust will be classified as a grantor trust for U.S. federal income tax purposes or to ensure that the Trust will not be required to register as an investment company.

THE HOLDERS OF THE TRUST PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES ARE NOT PROTECTED BY COVENANTS IN THE INDENTURE GOVERNING THE JUNIOR SUBORDINATED DEBENTURES OR THE DECLARATION OF TRUST OF THE TRUST.

    Neither the indenture, which sets forth the terms of the junior subordinated debentures, nor the declaration of trust, which sets forth the terms of the trust preferred securities and the common securities, requires us to maintain any financial ratios or specified levels of net worth, income, cash flow or liquidity. As a result, these documents will not protect your investment in the event we experience significant adverse changes in our financial condition or results of operations. In addition, neither the indenture nor the declaration of trust limits our ability or the ability of any subsidiary to incur additional indebtedness. Therefore, the covenant provisions of these governing instruments should not be considered a significant factor in evaluating whether we will be able to comply with our obligations under the junior subordinated debentures or the guarantee.

YOU MUST RELY ON THE PROPERTY TRUSTEE OF THE TRUST TO ENFORCE YOUR RIGHTS IF THERE IS AN EVENT OF DEFAULT UNDER THE INDENTURE.

    You may not be able to directly enforce your rights against us if an event of default under the indenture occurs. If an event of default with respect to the junior subordinated debentures occurs and is continuing, the event also will be an event of default under the declaration of trust. In that case, you would have to rely on the property trustee to enforce the rights of the Trust against us as holder of the junior subordinated debentures. The holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the property trustee to enforce the Trust's rights. If the property trustee does not enforce the rights of the Trust following an event of default and a request by the record holders to do so, any record holder may take action directly against us to enforce the Trust's rights. If an event of default occurs under the declaration of trust that is attributable to an event of default with respect to the junior subordinated debentures, or if we default under the guarantee, you may proceed directly against us. You will not be able to exercise directly any other remedies available to a holder of the junior subordinated debentures unless the property trustee fails to do so.

THERE IS NO CURRENT PUBLIC MARKET FOR THE TRUST PREFERRED SECURITIES AND THEIR MARKET PRICE MAY DECLINE AFTER YOU INVEST.

    There is no current public market for the trust preferred securities. Although we have filed an application to have the trust preferred securities listed for trading on the Nasdaq National Market, there is no guarantee that they will be approved for listing or, if listed, that an active or liquid public trading market will develop for the trust preferred securities. Although each underwriter of the trust preferred securities has informed us and the Trust that it intends to act as a market maker for the trust preferred securities, the underwriters are not obligated to do so and may terminate any market-making activity at any time without notice to the holders of the trust preferred securities. If an active trading market does not develop, the market price and liquidity of the trust preferred securities will be adversely affected. Even if an active public market does develop, there is no guarantee that the market price for the trust preferred securities will equal or exceed the price you pay for the trust preferred securities.

    Future trading prices of the trust preferred securities may be subject to significant fluctuations in response to prevailing interest rates, our future operating results and financial condition, the market for similar securities and general economic and market conditions. The initial public offering price of the trust preferred securities has been set at the liquidation amount of the trust preferred securities and may be greater than the market price following the offering.

    The market price for the trust preferred securities may decline during any period that we are deferring interest payments on the junior subordinated debentures. If this were the case, the trust preferred securities would not trade at a price that accurately reflects the value of accumulated but unpaid interest on the underlying junior subordinated debentures.

THE TRUST PREFERRED SECURITIES ARE NOT FDIC INSURED.

    Neither the Federal Deposit Insurance Corporation nor any other governmental agency has insured or approved the trust preferred securities.

                          RISK FACTORS RELATING TO US

WE ARE VULNERABLE TO CHANGES IN INTEREST RATES.

    Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and investment securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings. Certain assets and liabilities, however, may react in different degrees to changes in market interest rates. Further, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while rates on other types may lag behind. Additionally, some of our assets, such as adjustable rate mortgages, have features, including payment and rate caps, which restrict changes in their interest rates.

    Factors such as inflation, recession, unemployment, money supply, acts of terrorism, international disorders, instability in domestic and foreign financial markets and other factors beyond our control may affect interest rates. Changes in market interest rates will also affect the level of voluntary prepayments on our loans and the receipt of payments on our mortgage-backed securities resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid. Although we pursue an asset-liability management strategy designed to manage our risk resulting from changes in market interest rates, changes in interest rates can still have a material adverse effect on our profitability.

OUR EXPOSURE TO CREDIT RISK WILL INCREASE AS WE INCREASE OUR COMMERCIAL BANKING ACTIVITIES.

    As we increase our focus on commercial business banking and attempt to increase our net interest margin, a gradual increase in our consolidated credit risk is likely to occur. One of our main strategies is to replace lower-yielding first lien single-family residential mortgage loans and mortgage-backed securities with commercial and consumer loans. Generally, commercial loans (including commercial and multi-family real estate loans) are considered to be riskier than first lien, single-family residential loans because they have larger balances to a single borrower or group of related borrowers and because their repayment generally relies on the success of the borrowing enterprise. In addition, consumer loans are usually secured by depreciating assets (such as cars and boats) and collections are dependent on the borrower's continuing financial stability, which is more likely to be adversely affected by job loss, divorce, illness and personal bankruptcy. Accordingly, we expect higher loan losses on this type of lending. If we have to provide for loan losses that are higher than our historical experience, our results of operations and financial condition could be adversely affected.

OUR ALLOWANCE FOR LOAN LOSSES MAY BE INADEQUATE TO COVER LOSSES ACTUALLY INCURRED, WHICH COULD AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE DEBENTURES.

    We maintain an allowance for loan losses in an amount management believes is sufficient to provide for known and inherent risks in our loan portfolio. If we incur actual losses on our loans in excess of our allowance for loan losses, our profitability may be adversely affected and we may be unable to make payments on the junior subordinated debentures.

THE CONCENTRATION OF OUR LOAN PORTFOLIO IN TEXAS AND CALIFORNIA SUBJECTS US TO RISK TO THE EXTENT THE ECONOMIES OF THOSE STATES EXPERIENCES PROBLEMS.

    A substantial portion of the loans we originate and purchase are secured by properties located in Texas and California or are made to businesses which operate in those states. As a result, the number of borrowers unable to repay their loans may be affected by changes in local and economic conditions.

    The Texas portfolio is comprised of single family residential and commercial real estate loans. The majority of single family residential loans are purchased through bulk loan purchases. The California portfolio is comprised of single family residential loans that were acquired through bulk loan purchases.

    The Texas economy has been historically sensitive to business cycles, particularly those in the oil and gas industry. Unfavorable economic conditions in Texas could significantly increase the number of borrowers which are unable to pay their loans on a timely basis and cause a decline in the value of the properties securing our loans which could have an adverse effect on our results of operations and financial condition.

    The California economy had a slowdown in 2001 due to its current energy crisis. The expected hike in energy rates could impede growth by reducing business investment and consumer spending within the state. Economic conditions in California are subject to various uncertainties at this time, including the long-term impact of the energy crisis and the decline in the technology sector. If economic conditions in California continue to decline, we expect that our level of problem assets could increase accordingly.

WE MAY FAIL TO IDENTIFY OR CONSUMMATE ADDITIONAL ACQUISITIONS.

    Our business strategy has historically relied, in part, upon our ability to obtain low cost deposits, expand into new markets and enhance our presence in existing markets by identifying and acquiring branches of other financial institutions or whole banks that meet our acquisition criteria. In pursuing these opportunities, we compete with other financial institutions with similar acquisition strategies, many of which are larger than we are and have greater financial and other resources than we have. We will compete for potential acquisitions based on a number of factors, including price, terms and conditions, size, access to capital and our ability to offer cash, stock or other forms of consideration. We cannot assure investors that we will be able to identify suitable acquisition candidates or, once a suitable acquisition candidate is identified, that we will be able to consummate the acquisition on terms and conditions acceptable to us.

WE MAY FAIL TO INTEGRATE OUR ACQUISITIONS SUCCESSFULLY.

    We have grown through the acquisition of branches of other financial institutions or of whole banks. To a certain extent, our success is tied to our ability to integrate the operations, management, products and services of the entities we acquire. After each acquisition, we must expend substantial managerial, operating, financial and other resources to integrate these entities. In particular, we must install and standardize adequate operational and control systems, deploy or modify certain equipment, implement marketing efforts in new as well as existing locations and employ and maintain qualified personnel. Our operating results may be adversely affected if we fail to properly integrate companies we acquire.

COMPETITION WITH OTHER FINANCIAL INSTITUTIONS COULD ADVERSELY AFFECT OUR PROFITABILITY.

    We face substantial competition in purchasing and originating loans and in attracting deposits. This competition in purchasing and originating loans comes principally from banks, other savings institutions, mortgage banking companies and other lenders and purchasers of loans. Many of our competitors enjoy competitive advantages including greater financial resources, a wider geographic presence or more accessible branch office locations, the ability to offer additional services or more favorable pricing alternatives and lower origination and operating costs. This competition could result in a decrease in loans originated or purchased by us that could adversely affect our results of operations, and financial condition.

    In attracting deposits, we compete with insured depository institutions such as savings institutions, credit unions and banks, as well as institutions offering uninsured investment alternatives including money market funds. These competitors may offer higher interest rates than we do, which could result in either our attracting fewer deposits or in our being required to increase our rates in order to attract deposits. Increased deposit competition could increase our cost of funds and adversely affect our ability to generate the funds necessary for our lending operations, thereby adversely affecting our results of operations and financial condition.

CHANGES IN STATUTES AND REGULATIONS COULD ADVERSELY AFFECT US.

    We and Coastal Banc are subject to extensive regulation and supervision by federal and state authorities. Such supervision and regulation establish a comprehensive framework of activities in which an institution may engage, and are intended primarily for the protection of the federal deposit insurance fund and Coastal Banc's depositors. This regulatory structure also provides our regulators with significant discretion in the performance of their supervisory and enforcement duties. Any change in such regulation, whether by our regulators or as a result of legislation subsequently enacted by the Congress of the United States or the Texas legislature, could have a substantial impact on us or Coastal Banc and our respective operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect our powers, authority and operations, which could have a material adverse effect on our operations.

                                USE OF PROCEEDS

    The Trust will invest all of the proceeds from the sale of the trust preferred securities in our junior subordinated debentures. We will use the net proceeds from the sale of the junior subordinated debentures, which we estimate
to be approximately $      million, to redeem Coastal Banc's 9.0% Noncumulative
Preferred Stock, of which $28.8 million is outstanding, to repurchase 500,000 shares of our common stock for $15 million from a director, and to increase Coastal Banc's capital position by contributing the remainder of any proceeds to Coastal Banc. Pending their application, the net proceeds may be used to make short-term investments.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Trust will be treated as our subsidiary and, accordingly, the accounts of the Trust will be included in our consolidated financial statements. The trust preferred securities will be included in our consolidated balance sheets under the caption "Company obligated mandatorily redeemable trust preferred securities of Coastal Capital Trust I due
        , 2032" and appropriate disclosures about the trust preferred securities, the guarantee and the junior subordinated debentures will be included in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions on the trust preferred securities in our consolidated statements of income.

                                 CAPITALIZATION

    The following table sets forth our historical unaudited consolidated capitalization as of March 31, 2002 and our unaudited pro forma capitalization as adjusted to reflect the sale of the trust preferred securities and the issuance of the junior subordinated debentures and the application of the net proceeds to redeem Coastal Banc's 9.0% Noncumulative Preferred Stock and to repurchase 500,000 shares of our common stock as described in "Use of Proceeds." You should also read the more detailed information included or incorporated by reference in this prospectus, including our financial statements and related notes.

                                                             MARCH 31, 2002
                                                         ----------------------
                                                          ACTUAL    AS ADJUSTED
                                                         --------   -----------
                                                         (DOLLARS IN THOUSANDS)
Company obligated mandatorily redeemable    % trust
  preferred securities of Coastal Capital Trust I due
              , 2032(1)................................  $     --     $ 50,000

Minority interest - 9.0% noncumulative preferred stock
  of Coastal Banc......................................  $ 28,750     $     --

Stockholders' equity:
  Preferred stock, no par value; 5,000,000 shares
    authorized; 9.12% cumulative, Series A, 1,100,000
    shares issued and outstanding......................  $ 27,500     $ 27,500
  Common stock, par value $.01, 30,000,000 shares
    authorized, 7,847,805 shares issued and 5,848,910
    outstanding (actual) and 5,348,910 outstanding
    (as adjusted)......................................        78           78
  Additional paid-in-capital...........................    35,424       35,424
  Retained earnings....................................   129,830      129,830
  Accumulated other comprehensive loss - unrealized
    loss on securities available-for-sale..............    (1,595)      (1,595)
  Treasury stock at cost (1,998,895 shares (actual) and
    2,498,895 shares (as adjusted))....................   (31,328)     (46,328)
                                                         --------     --------
      Total stockholders' equity.......................   159,909      144,909
                                                         --------     --------
      Total capitalization.............................  $188,659     $194,909
                                                         ========     ========

------------------------

(1) The sole assets of the Trust, which is our subsidiary, will be the junior
    subordinated debentures which will mature on             , 2032. We will own
    all of the common securities issued by the Trust.

                                   MANAGEMENT

    The following table sets forth certain information regarding our directors and executive officers and certain executive officers of Costal Banc as of March 31, 2002.

NAME                                          AGE      POSITION
----                                        --------   --------
Manuel J. Mehos...........................     47      Chairman of the Board, President and
                                                       Chief Executive Officer
Robert E. Johnson, Jr.....................     48      Director
James C. Niver............................     72      Director
R. Edwin Allday...........................     51      Director
D. Fort Flowers, Jr.......................     40      Director
Dennis S. Frank...........................     45      Director
Catherine N. Wylie........................     47      Senior Executive Vice President
David R. Graham...........................     58      Executive Vice President of Coastal Banc
Harold E. Selke...........................     49      Executive Vice President of Coastal Banc
Robert V. New.............................     50      Executive Vice President and Chief Banking Officer
                                                       of Coastal Banc

    MANUEL J. MEHOS has served as a director of Coastal since 1986. Mr. Mehos is the chairman of the board, president and chief executive officer of Coastal, Coastal Banc Holding Company and Coastal Banc as well as the chairman of the board of Coastal Banc Capital Corp. and chief executive officer of CoastalBanc Financial Corp., a Coastal Banc subsidiary. He is also a director and president of CoastalBanc Investment Corporation, which is a wholly-owned subsidiary of Coastal Banc, located in Houston, Texas. CoastalBanc Investment Corporation is presently inactive. Mr. Mehos also currently serves on the Finance Commission of Texas.

    ROBERT E. JOHNSON, JR. has served as a director of Coastal since 1986. Mr. Johnson is a partner in the law firm of Johnson & Johnson, Austin, Texas.

    JAMES C. NIVER has served as a director of Coastal since 1986. Mr. Niver is retired from Century Land Company, a Houston residential real estate development firm, which he founded and managed from 1972 to 1995 at which time he retired as its president.

    R. EDWIN ALLDAY has served a director of Coastal since 1986. Mr. Allday is a self-employed consultant who provides management consulting services for non-profit organizations. From September 1993 to January 1999, Mr. Allday was a senior consultant with The Dini Partners, Inc., Houston, Texas, a company that provides counseling in philanthropy and non-profit company management.
Mr. Allday was an independent consultant for community relations for charitable organizations from March 1990 to June 1993. From August 1988 to March 1990,
Mr. Allday was the chief operating officer of the American Leadership Forum, a Houston-based non-profit organization that teaches business leadership skills. From March 1982 to August 1988, Mr. Allday was the General Manager of Anglia Companies, a family-owned investment management business in Houston, Texas.

    D. FORT FLOWERS, JR. has served as a director of Coastal since 1992.
Mr. Flowers is the president and a director of Sentinel Trust Company, Houston, Texas, a Texas limited banking association, providing fiduciary and investment management services to affluent families, their closely held corporations and foundations, a position he has held since January 1997. Mr. Flowers is a director and the vice chairman of the board of New Covenant Trust Company, a national trust company. Mr. Flowers was chairman of the Board of DIFCO, Inc., a railroad car engineering and manufacturing company from before the time he became a director until August 1997 when that company was sold.

    DENNIS S. FRANK has served as a director of Coastal since 1988. Mr. Frank is the chief executive officer and president of Silvergate Capital Corporation, a financial institution holding company controlling Silvergate Bank, La Jolla, California a position he has held since December 1996. Additionally, he was the chairman of E-Closer, Inc., a San Diego based mortgage technology firm from July 2000 until September 2001, and has been the president of DSF Management Company, a private investment company, located in Houston, Texas since March 1994. Prior to that, Mr. Frank was the manager of the Coastal Banc's capital markets division from July 1988 to April 1993 and a consultant to Coastal Banc from April 1993 to April 1994.

    CATHERINE N. WYLIE has served as senior executive vice president of Coastal, Coastal Banc Holding Company and Coastal Banc since July 1999 and a director of Coastal Banc Holding Company and of each of Coastal Banc's subsidiaries; chief financial officer of Coastal and Coastal Banc since October 1993; chief operations officer since May 1999; senior vice president of Coastal Banc Holding Company from November 1996 to July 1999, of Coastal from July 1994 to July 1999 and of Coastal Banc from August 1993 to July 1999; controller of Coastal Banc from April 1989 to October 1993; president and treasurer of CoastalBanc Financial Corp. since October 1990; president, secretary and treasurer of Coastal Banc Insurance Agency since June 2000; and a director, senior executive vice president, treasurer and principal of Coastal Banc Capital Corp. since August 1997.

    DAVID R. GRAHAM has served as executive vice president of Coastal Banc since August 1993; senior vice president-commercial real estate lending of Coastal Banc from May 1988 to August 1993; and is a director of CoastalBanc Financial Corp.

    HAROLD E. "ED" SELKE joined Coastal Banc in April 1996 and currently serves as executive vice president and chief credit officer. Mr. Selke held various senior level lending and credit positions with Union State Bank and NationsBank prior to joining Coastal Banc.

    ROBERT V. NEW has served as executive vice president and chief banking officer of Coastal Banc since December 2001. From 1988 until December 2001, Mr. New held various senior vice president positions with Bank of America/NationsBank and NCNB.

                            COASTAL CAPITAL TRUST I

    The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on April 29, 2002. The Trust will be governed by the amended and restated declaration of trust among us, as depositor, The Bank of New York (Delaware), as Delaware trustee, The Bank of New York, as property trustee, and three individuals selected by us to act as administrative trustees with respect to the Trust. While we hold the Trust's common securities, we intend to select three individuals who are our employees or officers or affiliated with us to serve as the administrative trustees. See "Description of Trust Preferred Securities-- Miscellaneous," on page 36.

    The Trust exists for the exclusive purposes of:

    - issuing and selling the trust preferred securities and the common securities;

    - using the proceeds from the sale of the trust preferred securities and the common securities to acquire our junior subordinated debentures; and

    - engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the trust preferred securities and the common securities).

    Accordingly, the junior subordinated debentures will be the sole assets of the Trust, and payments under the junior subordinated debentures will be the sole source of revenue of the Trust.

    We will own all of the common securities. The common securities will rank equally, and payments on them will be made pro rata, with the trust preferred securities, except that upon the occurrence and during the continuation of an event of default under the junior subordinated debentures, our rights as the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the trust preferred securities. See "Description of Trust Preferred Securities--Subordination of Common Securities." We will acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 30 years, but may terminate earlier as provided in the declaration of trust.

    Our future reports filed under the Securities Exchange Act of 1934 will include a footnote to the consolidated financial statements stating that:

    - the Trust is wholly-owned;

    - the sole assets of the Trust are the junior subordinated debentures and specifying their principal amount, interest rate and maturity date; and

    - our obligations described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by us of the obligations of the Trust under the trust preferred securities.

    No separate financial statements of the Trust have been included or incorporated by reference in this document. We do not, nor does the Trust, consider that such financial statements would be material to holders of the trust preferred securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures and issuing the trust preferred securities and common securities. See "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, we do not expect that the Trust will be filing reports under the Exchange Act with the SEC.

    The address of the Delaware trustee is The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711, and its telephone number is (302) 283-8079.

    The address of the property trustee, the guarantee trustee and the debenture trustee is The Bank of New York, 5 Penn Plaza, 13th Floor, New York, New York 10001, and the telephone number is (212) 495-1784.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

    The rights of the holders of the common securities and the trust preferred securities are established by the declaration of trust of the Trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939. The following summary of certain provisions of the trust preferred securities and the declaration of trust is not complete. You should read the form of the declaration of trust, which is filed as an exhibit to the registration statement of which this prospectus is a part. Wherever particular defined terms of the declaration of trust are referred to in this prospectus, these defined terms are incorporated herein by reference. A copy of the form of the declaration of trust also is available upon request from its trustees.

    The Trust is a statutory business trust created under the laws of Delaware. The Trust is therefore governed by the Delaware Business Trust Act. This summary is qualified by reference to the Delaware Business Trust Act, and you should be familiar with its provisions. In addition, the declaration of trust will be qualified as an indenture under the Trust Indenture Act. The terms of the trust preferred securities include those made a part of the declaration of trust by the Trust Indenture Act. Therefore, this summary is also qualified by reference to the Trust Indenture Act, and you should be familiar with its provisions.

GENERAL

    The trust preferred securities will be limited to $50 million aggregate liquidation amount outstanding. The trust preferred securities will rank equally, and payments will be made pro rata, with the common securities except as described under "--Subordination of Common Securities." We will purchase and hold all of the common securities. The Trust will use the proceeds from selling the trust preferred securities and the common securities to purchase the junior subordinated debentures from us. The junior subordinated debentures will be registered in the name of the Trust and held by the property trustee in trust for your benefit and for our benefit as holder of the common securities. The guarantee we will execute for the benefit of the holders of the trust preferred securities will be a guarantee on a subordinated basis with respect to the trust preferred securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

    You will receive distributions on each trust preferred security at the
annual rate of       % of the stated liquidation amount of $25, payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Distributions shall be made to the holders of the trust preferred securities on the relevant record date, which for so long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date and, in the event the trust preferred securities are not in book-entry form, will be the fifteenth day of the month in which the relevant distribution date occurs. Each date on which distributions will be paid is referred to as a distribution date in this prospectus. Distributions on the trust preferred securities will be cumulative. Distributions will accumulate
from       , 2002. The first distribution date for the trust preferred
securities will be               , 2002. The amount of distributions payable for
any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar quarter, on the basis of the actual number of days elapsed in the quarter based on 30-day months. If any date on which distributions are payable is not a business day or is a holiday, then payment will be made on the next succeeding day that is a business day and not a holiday (without any additional distributions or other payment because of the delay), except that, if such business day falls in the next calendar year, the payment will be made on the immediately preceding business day.

    The term "distributions" includes quarterly distributions, distributions that accumulate on distributions not paid on the applicable distribution date and, if applicable, any additional sums paid during a tax event, all as further described herein.

    The revenue of the Trust available for distribution to you will be limited to payments under the junior subordinated debentures. Under the terms of the declaration of trust, the trust cannot issue any securities other than trust preferred securities and common securities, incur any indebtedness or pledge any of its assets. If we do not make payments on the junior subordinated debentures, the Trust will not have funds available to pay distributions or other amounts payable on the trust preferred securities. The payment of distributions and other amounts payable on the trust preferred securities (if and to the extent the Trust has funds sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under "Description of Guarantee."

    So long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the junior subordinated debentures at any time or from time to time for an "extension period" that does not (a) exceed 20 consecutive quarterly periods with respect
to each extension period, (b) extend beyond      , 2032, the maturity date of
the junior subordinated debentures, or (c) end on a date that is not a distribution date. As a consequence of any such deferral, quarterly distributions on the trust preferred securities will be deferred during the extension period. Distributions to which you are entitled will accumulate
additional distributions thereon at an annual rate of   %, compounded quarterly.

    During any extension period, we may not:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock,

    - make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in right of payment to the junior subordinated debentures, or

    - make any guarantee payments with respect to any guarantee made by us of the debt securities of any of our subsidiaries (including other guarantees of trust preferred securities) if such guarantee ranks equal with or junior in right of payment to the junior subordinated debentures.

However, during an extension period we may:

    - declare or pay dividends or make distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

    - declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any such plan in the future, or redeem or repurchase of any such rights pursuant to any such plan;

    - make payments under the guarantee;

    - purchase any fractional shares as a result of a reclassification of our capital stock;

    - purchase any fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged therefor; or

    - purchase common stock as a result of the issuance of common stock or rights under any of our benefit plans for directors, officers or employees or any of our dividend reinvestment plans.

    Before the end of an extension period, we may extend the extension period (subject to the limits imposed on the duration and ending date of an extension period), further deferring the payment of interest as long as no event of default under the indenture has occurred and is continuing. Upon the termination of an extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest will be due on the junior subordinated debentures during an extension period, except at the end of the extension period. We must give you and the trustees notice of our election of an extension period at least five business days prior to the earlier of (1) the date the distributions on the trust preferred securities would have been payable but for the election to begin the extension period and (2) the date the property trustee is required to give you notice of the record date or the date the distributions are payable, but in any event not less than five business days prior to the record date. The property trustee will give you notice of our election to begin a new extension period. Subject to the foregoing, there is no limitation on the number of times that we may elect to begin an extension period. During an extension period, distributions will continue to accumulate, and you will be required to accrue and recognize interest income for U.S. federal income tax purposes. See "Description of Junior Subordinated Debentures--Option To Extend Interest Payment Period" and "U.S. Federal Income Tax Consequences--United States Holders--Interest Income and Original Issue Discount."

    We currently do not intend to exercise our right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

REDEMPTION

    The junior subordinated debentures mature on       , 2032. We may redeem the
junior subordinated debentures (1) on or after             , 2007 in whole at
any time or in part from time to time, or (2) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a special event (a tax event, investment company event or regulatory capital event, each as defined below), in each case subject to prior regulatory approval if it is then required. See "--Liquidation Distribution Upon Dissolution." We also may repurchase the junior subordinated debentures, in whole or in part,
from the Trust any time after       , 2007. A redemption or repurchase of the
junior subordinated debentures would cause a mandatory redemption of a proportionate amount of the trust preferred securities and common securities at the redemption price. If a special event has occurred and is continuing and we do not elect to redeem the junior subordinated debentures (and thereby cause a mandatory redemption of the trust securities) or to dissolve the Trust and, after satisfaction of creditors as required by applicable law, cause the junior subordinated debentures to be distributed to holders of the trust securities, the trust securities will remain outstanding and additional sums (as defined below) may be payable on the junior subordinated debentures.

    An "investment company event" means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the original issuance of the trust preferred securities.

    A "regulatory capital event" means that we shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any rules, guidelines or policies of applicable regulatory agencies or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the declaration of trust, there is more than an insubstantial risk that the trust preferred securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to us. The distribution of the junior subordinated debentures in connection with the dissolution of the Trust by us will not in and of itself constitute a regulatory capital event.

    A "tax event" means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or of any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the declaration of trust, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures, (ii) interest payable by us on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a minor amount of other taxes, duties or other governmental charges.

    "Additional sums" means the additional amounts as may be necessary to be paid by us with respect to the junior subordinated debentures in order that the amount of distributions then due and payable by the Trust on the outstanding trust securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject.

REDEMPTION PROCEDURES

    If we repay or redeem the junior subordinated debentures, we must give the property trustee written notice no later than 45 days prior to such repayment or redemption in order that it can redeem a proportionate amount of the trust preferred and common securities. The redemption price for each trust preferred security shall equal $25 plus accumulated but unpaid distributions through the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of such junior subordinated debentures.

    Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the Trust has funds on hand legally available for the payment of such redemption price. See also "--Subordination of Common Securities."

    If the Trust gives notice of redemption of the trust preferred securities, then, by 12:00 noon, Eastern time, on the redemption date, to the extent funds are available, in the case of trust preferred securities held in book-entry form, the property trustee will deposit irrevocably with The Depository Trust Company funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. For trust preferred securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you once you surrender your certificates evidencing the trust preferred securities. Distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to you on the relevant record dates for the related distribution dates.

    If notice of redemption is given and funds are deposited as required, then upon the date of such deposit all of your rights with respect to your trust preferred securities so called for redemption will cease, except your right to receive the redemption price and any distributions payable in respect of the trust preferred securities on or prior to the redemption date, but without interest, and trust preferred securities that are redeemed will cease to be outstanding. If any date fixed for redemption of trust preferred securities is not a business day or is a holiday, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day and not a holiday

(without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. If payment of the redemption price for the trust preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee as described under "Description of Guarantee," distributions on such trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

    Subject to the declaration of trust and applicable law (including, without limitation, U.S. federal securities laws), we or our subsidiaries may from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

    If less than all the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust preferred securities and common securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular trust preferred securities to be redeemed shall be selected in a manner that the property trustee deems fair, not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or in accordance with DTC's customary procedures if the trust preferred securities are then held in the form of a global trust preferred security. The property trustee shall promptly notify the securities registrar for the trust preferred securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. For all purposes of the declaration of trust, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

    Notice of any redemption will be mailed to you at your address as it appears on the securities register for the Trust at least 30 days but not more than 60 days before the redemption date if your trust preferred securities will be redeemed. Unless we default in payment of the redemption price on the junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of distributions on, the redemption price of, and the liquidation distribution in respect of, as described under "--Liquidation Distribution Upon Dissolution," the trust preferred securities and common securities, as applicable, will be made PRO RATA based on the liquidation amount of such trust preferred securities and common securities. However, if on any distribution date, redemption date or liquidation date an event of default under the junior subordinated debenture has occurred and is continuing, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price or a liquidation distribution, the full amount of such redemption price or liquidation distribution on all the outstanding trust preferred securities then called for redemption or liquidation, as the case may be, shall have been made or provided for, and all funds immediately available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

    In the case of any event of default with respect to the trust preferred securities (as described below under "--Events of Default; Notice") resulting from an event of default with respect to junior subordinated debentures (as described below under "Description of Junior Subordinated Debentures--Debenture Events of Default"), we, as the holder of the common securities, shall have no right to act with respect to any event of default under the declaration of trust until the effects of all events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of Junior Subordinated Debentures--Debenture Events of Default." Until all events of default under the declaration of trust with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as the holder of the common securities, and only you will have the right to direct the property trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    The amount payable on the trust preferred securities in the event of any liquidation of the Trust is $25 per trust preferred security plus accumulated and unpaid distributions (as long as the Trust has assets available therefor), subject to certain exceptions, which may be in the form of a distribution of such amount in junior subordinated debentures.

    We, as the sponsor, have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the junior subordinated debentures to be distributed to you and us, as the holder of the common securities, in liquidation of the Trust.

    Pursuant to the declaration of trust, the Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

    - certain events of our bankruptcy, dissolution or liquidation or the revocation of our charter and 90 days expires after the date of revocation without a restatement of the charter;

    - the distribution of a proportionate amount of the junior subordinated debentures to you and to us, as the holder of the common securities, if we, as the sponsor, have given written direction to the property trustee to dissolve the Trust (which direction, subject to certain restrictions and conditions, is optional and wholly within our discretion);

    - the entry of an order for the dissolution of us or the Trust by a court of competent jurisdiction;

    - the redemption of all the trust preferred securities and common securities as described under "--Redemption;" or

    - the redemption or repayment of the junior subordinated debentures or at such time as no junior subordinated debentures are outstanding.

If dissolution of the Trust occurs as described in any of the first, second, third or sixth circumstances set forth above, the Trust will be liquidated by the administrative trustees as expeditiously as the administrative trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to you and to us, as holder of the common securities, a proportionate amount of the junior subordinated debentures, unless such distribution is not practical.

    If distribution of the junior subordinated debentures is not practical, you and the other holders of trust preferred securities and we, as holder of the common securities will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If such liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its trust preferred securities shall be paid on a PRO RATA basis.

    We, as the holder of the common securities, will be entitled to receive distributions upon any such liquidation pro rata with you, except that if an event of default under the junior subordinated debentures has occurred and is continuing, the trust preferred securities shall have a priority over the common securities. See "--Subordination of Common Securities."

    After the liquidation date is fixed for any distribution of junior subordinated debentures:

    - the trust preferred securities will no longer be deemed to be outstanding;

    - DTC or its nominee, as the registered holder of trust preferred securities, will receive a registered global certificate or certificate representing the junior subordinated debentures to be delivered upon such distribution with respect to trust preferred securities held by DTC or its nominee; and

    - any certificates representing the trust preferred securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until such certificates are presented to the security registrar for the trust preferred securities and common securities for transfer or reissuance.

    If we do not redeem the junior subordinated debentures prior to maturity, the Trust is not liquidated and the junior subordinated debentures are not distributed to you, then the trust preferred securities will remain outstanding until the repayment of the junior subordinated debentures and the distribution of the liquidation distribution to you.

    Under current U.S. federal income tax law and interpretations and assuming, as expected, that the Trust is treated as a grantor trust, a distribution of the junior subordinated debentures should not be a taxable event to you. Should there be a change in law, a change in legal interpretation, a tax event or other circumstances, however, the distribution could be a taxable event to you. If we elect neither to redeem the junior subordinated debentures prior to maturity nor to liquidate the Trust and distribute the junior subordinated debentures to you, the trust preferred securities will remain outstanding until the repayment of the junior subordinated debentures. See "U.S. Federal Income Tax Consequences."

    There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of the Trust occurs. Accordingly, the trust preferred securities that you may purchase, or the junior subordinated debentures that you may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the trust preferred securities.

EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an event of default under the declaration of trust with respect to the trust preferred securities (whatever the reason for such event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to a judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    - the occurrence of an event of default with respect to the junior subordinated debentures (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    - default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days.

    Within 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, as the holder of the trust preferred securities, and to us, as the holder of the common securities, and the administrative trustees, unless the event of default has been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the declaration of trust.

    If an event of default with respect to the junior subordinated debentures has occurred and is continuing, the trust preferred securities will have a preference over the common securities with respect to payments of any amounts as described above. The existence of an event of default does not entitle holders of the trust preferred securities to accelerate the maturity of the trust preferred securities unless the default is caused by an event of default with respect to the junior subordinated debentures and both the debenture trustee and holders of at least 25% in aggregate liquidation amount of the junior subordinated debentures fail to accelerate the maturity thereof. See "--Subordination of Common Securities," "--Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures--Debenture Events of Default."

REMOVAL OF TRUSTEES; APPOINTMENT OF SUCCESSORS

    Unless an event of default has occurred and is continuing, any trustee may be removed at any time by the holders of common securities. If an event of default has occurred and is continuing, the property trustee or the Delaware trustee (but not any administrator) may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of the appointment by the successor trustee in accordance with the declaration of trust.

MERGER OR CONSOLIDATION OF TRUSTEES

    Generally, any successor to the business of either the property trustee or the Delaware trustee, including a successor resulting from a merger or consolidation, may be a successor trustee under the declaration of trust. However, any successor must meet all of the qualifications and eligibility standards to act as a trustee.

MERGERS, REPLACEMENTS OR SIMILAR TRANSACTIONS OF THE TRUST

    The Trust may not merge with or into, consolidate, amalgamate or be replaced by, convey its assets substantially as an entirety to, or engage in any similar transaction with any entity except as described below or as otherwise set forth in the declaration of trust. The Trust may, at our request, with the consent of the administrative trustee, and without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state, so long as:

    - such successor entity (1) expressly assumes all the obligations of the Trust with respect to the trust preferred securities or (2) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities so long as the substitute securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

    - we expressly appoint a successor entity, possessing the same powers and duties as the property trustee, to hold the junior subordinated debentures;

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
    - the trust preferred securities are listed, or their successor securities will be listed upon notification of issuance, on any national securities exchange or another organization on which the trust preferred securities are then listed or quoted, if any;

    - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any substitute securities) to be downgraded by any nationally recognized statistical rating organization, if then rated;

    - such merger, replacement, conveyance, lease or similar transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any substitute securities) in any material respect;

    - such successor entity has a purpose substantially identical to that of the Trust;

    - prior to such merger, replacement, conveyance or similar transaction, the Trust has received an opinion from independent counsel experienced in such matters to the effect that (1) such merger, replacement, conveyance or similar transaction does not adversely affect your rights, preference and privileges as a holder of trust preferred securities (or substitute securities) in any material respect, (2) following such merger, replacement, conveyance or similar transaction, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (3) the Trust will continue to be, or the successor entity will be, classified as a grantor trust for U.S. federal income tax purposes;

    - we or any permitted successor or assignee own all the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee; and

    - the property trustee is furnished an officers' certificate and an opinion of counsel, each to the effect that all conditions precedent in the declaration of trust to such transaction have been satisfied.

However, the Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the trust preferred securities, merge with or into, or be replaced by or convey, transfer, lease its properties and assets as an entirety or substantially as an entirety to, or permit any similar transaction with, any other entity if such merger, replacement, conveyance or similar transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATION OF TRUST

    Except as provided above and under "--Removal of Trustees; Appointment of Successors" and "Description of Guarantee--Amendments and Assignment," as provided below and as otherwise required by law and the declaration of trust, you will have no voting rights as a holder of trust preferred securities.

    We, as the holder of the common securities, the property trustee and the administrative trustees may amend the declaration of trust from time to time, without your consent, to:

    - cure any ambiguity, correct or supplement any provisions in the declaration of trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust, provided that any such amendment does not adversely affect in any material respect your interests; or

    - modify, eliminate or add to any provisions of the declaration of trust to such extent as may be necessary to ensure that the Trust will be classified as a grantor trust for U.S. federal income tax purposes at any time that any trust preferred securities or common securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act;

Provided, however, that in each case such action does not adversely affect the interests of the holders of the trust preferred securities. Any such amendments of the declaration of trust will become effective when notice of such amendment is given to the holders of trust preferred securities and common securities.

    We, as the holder of the common securities, and the trustees may amend the declaration of trust with:

    - the consent of holders representing a majority in aggregate liquidation amount of the trust preferred securities; and

    - receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act.

However, without the consent of each holder of trust preferred securities or common securities affected thereby, the declaration of trust may not be amended to:

    - change the amount or timing of any distribution on the trust preferred securities or common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities or common securities as of a specified date; or

    - restrict the right of a holder of trust preferred securities to institute suit for the enforcement of any such payment on or after such date.

So long as any junior subordinated debentures are held by the property trustee, subject to the requirement that the property trustee obtain a tax opinion as set forth below, the holders of a majority in liquidation amount of trust preferred securities have the right to:

    - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

    - waive any past default that is waivable pursuant to the terms of the indenture;

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
    - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; or

    - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent shall be required, however, if a consent under the indenture would require the consent of each holder of junior subordinated debentures affected thereby, no such consent will be given by the property trustee without the prior consent of each holder of the trust preferred securities.

    The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. In addition to obtaining your approval as described above, before taking any of the actions listed above, the property trustee will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust for U.S. federal income tax purposes on account of such action.

    Your vote or consent will not be required to redeem and cancel trust preferred securities in accordance with the declaration of trust.

    When you and other holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us, the trustees or any of our respective affiliates will be treated as if they were not outstanding.

ASSIGNMENT

    We are not permitted to assign our obligations under the declaration of trust except through a merger or consolidation permitted under the indenture. See "Description of Junior Subordinated Debentures--Consolidation, Merger, Sale of Assets and Other Transactions." Any successor entity must agree in writing to be bound by our obligations under the declaration of trust.

EXPENSES AND TAXES

    Through the declaration of trust, the indenture and the guarantee agreement, we have agreed to pay all debts and other obligations (other than distributions on the trust preferred securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses (other than U.S. withholding taxes) to which the Trust might become subject. These obligations of ours are for the benefit of, and shall be enforceable by, any creditor of the Trust to whom any of these debts, obligations, costs, expenses and taxes are owed whether or not such creditor has received notice thereof. Any such creditor may enforce these obligations directly against us, and we have irrevocably waived any right or remedy to require that any creditor take any action against the Trust or any other person before proceeding against us. We also have agreed in the indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

BOOK ENTRY, DELIVERY AND FORM

    The trust preferred securities will be issued in the form of one or more fully registered global securities, which will be deposited with, or on behalf of, DTC and registered in the name of a DTC nominee. A global security is a security representing the interests of more than one beneficial owner. Unless and until it is exchangeable in whole or in part for the trust preferred securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or to another nominee of DTC or by DTC or any such nominee to a successor of DTC or to a nominee of such successor.

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    Ownership of beneficial interests in a global security will be limited to participants that have accounts with DTC or its nominee or persons that may hold interests through such participants. We expect that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with their respective principal amounts of trust preferred securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to the interests of participants) and on the records of participants (with respect to your interests). You will not receive written confirmation from DTC of your purchase, but are expected to receive written confirmations from participants through which you entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of participants acting on your behalf.

    So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented by such global security for all purposes under the declaration of trust. Except as provided below, you are the owner of beneficial interests in a global security and will not be entitled to receive physical delivery of the trust preferred securities in definitive form. You will not be considered an owner or holder under the declaration of trust. Accordingly, you must rely on the procedures of DTC and, if you are not a participant, on the procedures of the participant through which you own your interest, to exercise any rights as a holder of trust preferred securities under the declaration of trust. We understand that, under DTC's existing practices, in the event that we request any action of you, or if you desire to take any action which a holder of trust preferred securities is entitled to take under the declaration of trust, DTC would authorize the participants holding your interests to take such action, and such participants would authorize you to take such action or would otherwise act upon your instructions. Redemption and other notices also will be sent to DTC. If less than all of the trust preferred securities are being redeemed, we understand that it is DTC's existing practice to determine by lot the amount of the interest of each participant to be redeemed. Therefore, as long as the trust preferred securities are held in book-entry form, references in this prospectus to your rights and benefits mean your indirect interest held through DTC. You should consider the procedures of DTC with respect to distributions, redemptions, notice, voting and similar rights and benefits, as well as those described in this prospectus.

    Distributions on the trust preferred securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such trust preferred securities. Neither the trustees, the administrative trustees nor any paying agent or any other agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such trust preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of distributions to participants shall be the responsibility of DTC. DTC's practice is to credit participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us, the trustees, the paying agent or any other agent of ours, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some states require that certain purchasers of securities take physical delivery of their purchased securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in the global security.

    DTC may discontinue providing its services as securities depository with respect to the trust preferred securities at any time by giving reasonable notice to us or the trustees. If DTC notifies us

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that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the trust preferred securities in definitive form upon registration of, transfer of, or in exchange for, such global security. In addition, we may at any time and in our sole discretion determine not to have the trust preferred securities represented by one or more global securities and, in such event, will issue trust preferred securities in definitive form in exchange for all of the global securities representing such trust preferred securities. Finally, holders of a majority in liquidation amount of trust preferred securities may determine to discontinue the system of book-entry transfers through DTC following an event of default with respect to the trust preferred securities.

    DTC has advised the Trust and us as follows:

    - DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York banking law, a member of the Federal Reserve Board, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act;

    - DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes to accounts of its participants, thereby eliminating the need for physical movement of certificates;

    - participants include securities brokers and dealers (such as the underwriters), banks, trust companies and clearing corporations and may include certain other organizations;

    - certain of such participants (or their representatives), together with other entities, own DTC; and

    - indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

PAYMENT AND PAYING AGENCY

    Payments in respect of the trust preferred securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates or, if the trust preferred securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the trust preferred securities. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrative trustees. If the property trustee will no longer be the paying agent, the trustees will appoint a successor (which must be a bank or trust company reasonably acceptable to the administrative trustees) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

    The property trustee will act as registrar and transfer agent for the trust preferred securities.

    Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the Trust, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the trust preferred securities after the trust preferred securities have been called for redemption.

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OBLIGATIONS AND DUTIES OF THE PROPERTY TRUSTEE

    The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only such duties as are specifically set forth in the declaration of trust. If an event of default has occurred, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of trust preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the exercise of these powers. The property trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if it has reasonable grounds to believe that repayment or adequate indemnity is not assured to it.

    Prior to the occurrence of an event of default, the property trustee may rely upon any certificates or opinions furnished to it and conforming to the requirements of the declaration of trust.

    For information concerning the relationships between The Bank of New York, the property trustee, and The Bank of New York (Delaware), the Delaware trustee, and us, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

MISCELLANEOUS

    The administrative trustees and the property trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that
(1) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or be classified as other than a grantor trust taxable as a corporation for U.S. federal income tax purposes and
(2) the junior subordinated debentures will be treated as our indebtedness for U.S. federal income tax purposes. In this connection, the trustees and we are authorized to take any action not inconsistent with applicable law, the certificate of trust of the Trust or the declaration of trust that the trustee and we, as the holder of the common securities, determine in our discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect your interests.

    You will not have preemptive or similar rights.

GOVERNING LAW

    The declaration of trust will be governed by and construed in accordance with the laws of the State of Delaware.

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                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    We will issue the junior subordinated debentures under the indenture between The Bank of New York, the debenture trustee, and us. The following summary of certain terms and provisions of the junior subordinated debentures and the indenture is not complete. You should read the form of the indenture that is filed as an exhibit to the registration statement of which this prospectus is a part. Whenever particular defined terms of the indenture are referred to in this prospectus, those defined terms are incorporated herein by reference. A copy of the form of indenture is available from the debenture trustee upon request. In addition, the indenture will be qualified under the Trust Indenture Act of 1939. The terms of the junior subordinated debentures include those made a part of the indenture by the Trust Indenture Act. This summary is qualified by reference to the Trust Indenture Act and you should be familiar with its provisions.

GENERAL

    Concurrently with the issuance of the trust preferred securities, the Trust will invest the proceeds, together with the consideration paid by us for the common securities, in the junior subordinated debentures issued by us. The aggregate principal amount of the junior subordinated debentures will be limited to the aggregate liquidation amount of the trust preferred securities and common securities. The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all of our senior indebtedness and other subordinated indebtedness. The junior subordinated debentures will not be subject to a sinking fund. The indenture does not limit our ability to incur or issue other secured or unsecured debt, including senior indebtedness and other subordinated indebtedness, whether under the junior subordinated debentures or any existing or other indenture that we may enter into in the future or otherwise. In addition, because we are a holding company, our right to participate in any distribution of assets by any of our subsidiaries upon a subsidiary's liquidation or similar event is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. Our obligations under the junior subordinated debentures are effectively subordinated to all existing and future liabilities of our subsidiaries.

    The junior subordinated debentures will bear interest, accruing from
  , 2002 at the annual rate of       % of the principal amount thereof, payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing               , 2002, to the person in whose name each junior
subordinated debenture is registered subject to certain exceptions, on the business day immediately preceding the relevant interest payment date. Notwithstanding the above, in the event that either (i) junior subordinated debentures are held by the property trustee and the trust preferred securities are no longer in book-entry only form or (ii) the junior subordinated debentures are not represented by a global subordinated debenture, the record date for such payment shall be the fifteenth day of the month in which the relevant interest payment date occurs. The amount of each interest payment due with respect to the junior subordinated debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, unless the Trust is liquidated, each junior subordinated debenture will be registered in the name of the Trust and held by the property trustee in trust for you and the holders of the common securities.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar quarter, on the basis of the actual number of days elapsed in the quarter based upon 30-day months. If any date on which interest is payable to the junior subordinated debentures is not a business day or is a holiday, then payment of the interest payable on such date will be made on the next business day that is not a holiday (without any interest or other payment in respect of any such delay), or, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day in each case with the same force and effect as if made on the date such payment was originally payable.

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    Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof (to the extent permitted by
law) at the annual rate of       %, compounded quarterly.

    The term "interest" includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and, if applicable, any additional sums we pay on the junior subordinated debentures following a tax event (as defined under "Description of Trust Preferred Securities--Redemption") that may be required so that distributions payable by the Trust will not be reduced by any additional taxes, duties or other governmental changes.

    The junior subordinated debentures will mature on       , 2032, subject to
our right to shorten the maturity date once at any time to any date not earlier
than       , 2007, if we have received prior regulatory approval if then required. In the event we elect to shorten the maturity of the junior subordinated debentures, we will give notice to the registered holders of the junior subordinated debentures of such shortening at least 30 and not more than 60 days prior to the effectiveness thereof.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no event of default under the indenture has occurred and is continuing, we have the right at any time during the term of the junior subordinated debentures to defer the payment of interest at any time for a period (a) not exceeding 20 consecutive quarterly periods with respect to each extension period, (b) that does not extend beyond the stated maturity of the junior subordinated debentures and (c) that does not end on a date other than an interest payment date. At the end of an extension period, we must pay all interest then accrued and unpaid. During an extension period, interest will continue to accrue and holders of junior subordinated debentures (and holders of trust preferred securities while outstanding) will be required to accrue and recognize interest income for U.S. federal income tax purposes. See "U.S. Federal Income Tax Consequences--United States Holders--Interest Income and Original Issue Discount."

During any extension period, we may not:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

    - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including other debentures) that rank equal with or junior in right of payment to the junior subordinated debentures; or

    - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including under other guarantees) if such guarantee ranks equal or junior in right of payment to the junior subordinated debentures.

However, during an extension period we may:

    - declare or pay dividends or make distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of our common stock;

    - declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any plan in the future, or redeem or repurchase any rights under such a plan;

    - make payments under the guarantee;

    - purchase fractional shares as a result of a reclassification of our capital stock;

    - purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged; or

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    - purchase common stock as a result of the issuance of common stock or rights under any of our benefit plans for directors, officers or employees or any of our dividend reinvestment plan.

    Prior to the termination of any extension period, we may further extend the extension period deferring the payment of interest, provided that such extension does not cause the extension period together with all previous and further extensions to exceed 20 consecutive calendar quarters, end on a date other than an interest payment date or extend beyond the maturity date of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest will be due and payable during an extension period, except at its end, but we have the right to make partial payments of interest on any interest payment date. We must give the holders of the junior subordinated debentures and the debenture trustee notice of our election of such extension period at least five business days prior to the earlier of (1) the next succeeding interest payment date and (2) the date we are required to give notice of the record or payment date of the interest payment to any national exchange. If the property trustee is the only holder of the securities at the time we decide to extend an interest payment period, we will give written notice to the administrative trustee, the property trustee and the debenture trustee of the extended interest payment period five business days before the earlier of (1) the next succeeding date on which distributions on the trust securities are payable or (2) the date the debenture trustee is required to give notice of the record or payment date of such distribution to any national securities exchange or to the holders of the preferred securities of the Trust, but in any event at least five business days before such record date. The quarterly period in which we give note of an extension of the interest payment period will be counted as on of the 20 quarters permitted for extension. Subject to the foregoing, there is no limitation on the number of times that we may elect to begin an extension period.

REDEMPTION

    We may redeem the junior subordinated debentures prior to maturity (1) on or
after      , 2007, in whole at any time or in part from time to time, or (2) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a tax event, investment company event or regulatory capital event (each as defined under "Description of Trust Preferred Securities--Redemption"). In each case, we will pay a price equal to the outstanding principal amount of the junior subordinated debentures plus accrued interest to the redemption date. The proceeds of any such redemption will be used by the Trust to redeem the trust preferred securities.

ADDITIONAL SUMS

    We have covenanted in the indenture that, if and for so long as the Trust is the holder of all junior subordinated debentures and the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, we will pay as additional sums on the junior subordinated debentures such amounts as may be required so that the distributions payable by the Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Trust Preferred Securities--Redemption."

REGISTRATION, DENOMINATION AND TRANSFER

    The junior subordinated debentures will initially be registered in the name of the Trust. If the junior subordinated debentures are distributed to you, it is anticipated that the depositary arrangements for the junior subordinated debentures will be substantially identical to those in effect for the trust preferred securities. See "Description of Trust Preferred Securities--Book Entry, Delivery and Form."

    Although DTC has agreed to the procedures described in "Description of Trust Preferred Securities--Book Entry, Delivery and Form," it is under no obligation to perform or continue to

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perform such procedures, and such procedures may be discontinued at any time. If
DTC is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days of receipt of notice from DTC to such effect, we will cause the junior subordinated debentures to be issued in definitive form.

    Payments on junior subordinated debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the junior subordinated debentures, described under "Description of Trust Preferred Securities--Book Entry, Delivery and Form." If junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registerable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the debenture trustee in New York, New York, or at the offices of any paying agent or transfer agent we appoint, provided that payment of interest may be made at our option by check mailed to the address of the persons entitled thereto.

    Junior subordinated debentures are issuable only in registered form without coupons in integral multiples of $25. Junior subordinated debentures will be exchangeable for other junior subordinated debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

    Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the indenture or at the office of any transfer agent we designate for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the indenture. We will appoint the debenture trustee as securities registrar under the indenture.

    In the event of any redemption, we will not be required to:

    - issue, register the transfer of or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection for redemption of the junior subordinated debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

    - register the transfer of or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion of the debenture not to be redeemed.

    Any monies deposited with the debenture trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any junior subordinated debenture and remaining unclaimed for two years after this principal (and premium, if any) or interest has become due and payable will be repaid to us and the holder of such junior subordinated debenture must look only to us for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS

    We have covenanted that at any time (1) there has occurred any event (a) of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture and
(b) that we have not taken reasonable steps to cure, (2) there has occurred an event of default under the indenture, (3) if the junior subordinated debentures are held by the Trust, we are in default with respect to our payment of any obligations under the guarantee, or (4) we have given notice of our election of an extension period as provided in the indenture and have not rescinded such notice, or such extension period, or any extension thereof, is continuing, then we will not:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

    - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including other debentures) that rank equal with or junior in right of payment to the junior subordinated debentures; or

    - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including under other guarantees) if such guarantee ranks equal or junior in right of payment to the junior subordinated debentures.

    We will not violate the terms of the indenture if we:

    - declare or pay dividends or make distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of our common stock;

    - declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any plan in the future, or redeem or repurchase any rights under such a plan;

    - make payments under the guarantee;

    - purchase fractional shares as a result of a reclassification of our capital stock;

    - purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged; or

    - purchase common stock as a result of the issuance of common stock or rights under any of our benefit plans for directors, officers or employees or any of our dividend reinvestment plan.

    We have covenanted in the indenture:

    - to maintain 100% direct or indirect ownership of the common securities, provided that any successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

    - as holder of the common securities, not to voluntarily dissolve, terminate or windup the Trust, other than:

       - in connection with a distribution of junior subordinated debentures as permitted by the declaration of trust; or

       - in connection with certain mergers, consolidations or amalgamations permitted by the declaration of trust;

    - to timely perform our duties as sponsor of the Trust;

    - to use our reasonable efforts to cause the Trust

       - to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of common securities in liquidation of the Trust, the redemption of all of the common securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust, and

       - to otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

    - to use reasonable efforts to cause each holder of the common securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

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MODIFICATION OF INDENTURE

    We and the debenture trustee may, from time to time, without the consent of any of the holders of the outstanding junior subordinated debentures, amend, waive or supplement the provisions of the indenture to:

    - evidence the succession of another corporation or association and the assumption by such person of our obligations under the junior subordinated debentures;

    - add further covenants, restrictions or conditions for the protection of holders of the junior subordinated debentures and to make the occurrence, or continuance, of a default in any of such additional covenants, restrictions or conditions a default or an event of default permitting the enforcement of the remedies provided in the indenture, provided, however, that a grace period after default may be permitted or the remedies available to the trustee upon such default may be limited;

    - cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interest of the holders of the trust preferred securities and the common securities;

    - evidence or provide for the appointment of a successor debenture trustee;

    - make provision for transfer procedures, certification, book-entry provisions and all other matters required by the indenture or otherwise necessary, desirable or appropriate in connection with the issuance of securities to holders of trust preferred securities in the event of a liquidation of the Trust;

    - qualify, or maintain the qualification of, the indenture under the Trust Indenture Act; or

    - make any change that does not adversely affect the rights of any holder of the trust preferred securities and the common securities.

    The indenture contains provisions permitting the debenture trustee and us, with the consent of the holders of a majority in principal amount of the junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures. However, none of these modifications may be made, without the consent of the holder of each outstanding junior subordinated debenture so affected, that would:

    - change the stated maturity of, or any installment of interest on, the junior subordinated debentures, or reduce the principal amount, the rate of interest or any amount payable upon its redemption, or change the place of payment where, or the currency in which, any such amount is payable, or impair the right to institute suit for the enforcement of any payment on the junior subordinated debentures; or

    - reduce the percentage of principal amount of junior subordinated debentures, the holders of which are required to consent to any modification of, or waiver of amendment of the indenture.

    Furthermore, so long as any of the trust preferred securities remain outstanding, no modification may be made that adversely affects, and no termination of the indenture may occur, and no waiver of any event of default or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the outstanding trust preferred securities unless and until the principal of (and premium, if any, on) the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions are satisfied.

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DEBENTURE EVENTS OF DEFAULT

    The indenture provides that any one or more of the following described events with respect to the junior subordinated debentures that has occurred and is continuing constitute an "event of default" with respect to the junior subordinated debentures:

    - our failure to pay any interest on the junior subordinated debentures when due and continuance of this default for a period of 30 days (subject to the deferral of any due date in the case of an extension period);

    - our failure to pay any principal on the junior subordinated debentures when due whether at the stated maturity or otherwise;

    - our failure to perform, or breach, any of the covenants or warranties contained in the indenture for 60 days after written notice of such failure to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding junior subordinated debentures;

    - a court enters a decree or order for relief in an involuntary bankruptcy, insolvency or similar proceeding with respect to us or the appointment of a receiver or other similar official for all or substantially all of our property and such decree or order remains unstayed and undischarged for a period of 60 days; or

    - we commence a voluntary case under bankruptcy, insolvency or other similar law, consent to the entry of an order for relief in an involuntary case under any such law or consent to the appointment of or taking possession by a receiver or other similar official with respect to us or of any substantial part of our property, or make any general assignment for the benefit of creditors, or fail generally to pay our debts as they become due.

    As described in "Description of Trust Preferred Securities--Events of Default; Notice," the occurrence of an event of default in respect of the junior subordinated debentures also will constitute an event of default in respect of the trust preferred securities and common securities.

    Subject to certain limitations, the holders of a majority in aggregate principal amount of outstanding junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate principal amount of outstanding junior subordinated debentures may declare the principal due and payable immediately upon an event of default, and, if the debenture trustee or such holders of junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities shall have such right. The holders of a majority in aggregate principal amount of outstanding junior subordinated debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of junior subordinated debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the debenture trustee and the reasonable compensation, expenses, disbursements and advances of the debenture trustee, its agent and its counsel has been deposited with the debenture trustee. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the outstanding trust preferred securities shall have such right.

    We are required to certify annually to the debenture trustee as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

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ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    If an event of default has occurred and is continuing and such event is attributable to our failure to pay any amounts payable in respect of the junior subordinated debentures on the date such amounts are otherwise payable, you may institute a legal action against us to enforce the payment to you of an amount equal to the amount payable in respect of junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities you hold. We may not amend the indenture to remove the foregoing right to bring such legal action without your prior written consent. We will have the right under the indenture to set-off of any payment we make to you in connection with such a legal action.

    As a holder of the trust preferred securities, you will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstances described in the preceding paragraph unless there has been an event of default under the declaration of trust. See "Description of Trust Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    We may not consolidate with or merge into any other entity or convey or transfer our assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or convey or transfer its assets substantially as an entirety to us, unless:

    - we are the servicing entity or the successor entity is organized under the laws of the United States or any state or the District of Columbia;

    - immediately after the transaction, no default or event of default under the indenture, and no event which, after notice or lapse of time, or both would become an event of default under the indenture, has occurred and is continuing;

    - the successor entity expressly assumes by supplemental indenture satisfactory to the debenture trustee our obligations on the junior subordinated debentures; and

    - the transaction does not cause the junior subordinated debentures, if rated, to be downgraded by a nationally recognized rating organization.

    The provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event we are involved in a highly leveraged or other transaction that may adversely affect holders of the junior subordinated debentures.

SATISFACTION AND DISCHARGE

    The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture when:

    - all junior subordinated debentures have been delivered to the debenture trustee for cancellation, or all junior subordinated debentures not previously delivered to the debenture trustee for cancellation (1) have become due and payable, or (2) will become due and payable at the stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the debenture trustee;

    - we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity or redemption date; and

                                       44
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    - we have paid all other sums payable by us under the indenture and we have delivered applicable certificates and opinions of counsel that indicate we have complied with all of our obligations.

SUBORDINATION

    The junior subordinated debentures generally will be subordinate and junior in right of payment, to the extent set forth in the indenture, to all of our senior indebtedness or other subordinated indebtedness (as defined below), but will have priority over our outstanding Series A Preferred Stock. If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior or other subordinated indebtedness when the same becomes due and payable whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then unless and until such default has been cured or waived or has ceased to exist or all senior indebtedness has been paid, no payment may be made by us on the junior subordinated debentures with respect to the principal of or interest on the junior subordinated debentures.

    As used herein, "senior indebtedness or other subordinated indebtedness" means, whether recourse is to all or a portion of our assets and whether or not contingent:

    - every obligation of ours for money borrowed;

    - every obligation of ours evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

    - every reimbursement obligation of ours with respect to letters of credit, bankers' acceptances or similar facilities issued for our account;

    - every obligation of ours issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

    - every capital lease obligation of ours;

    - all of our indebtedness for claims in respect of derivative products such as interest foreign exchange rate contracts, commodity contracts and similar arrangements; and

    - every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise.

However, senior indebtedness and other subordinated indebtedness shall not include any of the following:

    - any of our senior indebtedness and other subordinated indebtedness which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

    - any indebtedness of ours to any of our subsidiaries;

    - indebtedness to our employees;

    - any indebtedness which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such indebtedness by the holders of the junior subordinated debentures because of the debentures' subordination provisions exceed amounts to which the obligees of such indebtedness would be entitled under the subordination provisions to which such debt is entitled; and

    - any other debt securities issued under the indenture.

    As of March 31, 2002, we had no senior indebtedness or other subordinated indebtedness. All senior indebtedness (including any interest thereon accruing after the commencement of any such proceedings) must first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the junior subordinated debentures in the event of:

    - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, imposition or other similar proceedings relating to us, our creditors or our property; or

    - any proceeding for our liquidation, dissolution or other winding up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings.

In such event, any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debentures will be paid as described above directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness and other subordinated indebtedness (including any interest accruing after the commencement of any such proceedings) has been paid in full.

    In the event of any proceeding described above, after payment in full of all sums owing with respect to our senior indebtedness and other subordinated indebtedness, the holders of junior subordinated debentures, together with the holders of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and such other obligations. This payment will be made before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations ranking junior to the junior subordinated debentures and such other obligations. If payment or distribution on account of the junior subordinated debentures of any character or security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms of the indenture and before all our senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of our senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

    Because of such subordination, in the event of our insolvency, holders of senior indebtedness and other subordinated indebtedness may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default in respect of the junior subordinated debentures.

    The indenture places no limitation on the amount of additional senior indebtedness and other subordinated indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness and other subordinated indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The debenture trustee, other than during the occurrence and continuance of a default in the performance of our obligations under the junior subordinated debentures, is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred by the exercise of these powers. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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    The debenture trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The debenture trustee may consult with counsel of its choice and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken in reliance thereon.

GOVERNING LAW

    The indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

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                            DESCRIPTION OF GUARANTEE

    We will execute and deliver the guarantee concurrently with the issuance of preferred securities by the Trust for your benefit. The Bank of New York will act as guarantee trustee under the guarantee and will hold the guarantee for your benefit. This summary of certain provisions of the guarantee is not complete. You should read the form of the guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. Whenever particular defined terms of the guarantee are referred to in this prospectus, those terms are incorporated herein by reference. A copy of the form of guarantee is available upon request from the guarantee trustee. The guarantee will be qualified as an indenture under the Trust Indenture Act. This summary is qualified by reference to the Trust Indenture Act and you should be familiar with its provisions.

GENERAL

    We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in the guarantee and described herein, the payments described below to you, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the Trust, will be subject to the guarantee:

    - any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Trust has funds available for their payment at such time;

    - the redemption price with respect to any trust preferred securities called for redemption, to the extent that the Trust has funds available for its payment at such time; and

    - upon a voluntary or involuntary dissolution or winding up of the Trust (unless the junior subordinated debentures are distributed to you and the other holders of the trust preferred securities), the lesser of:

       - the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the Trust has funds available for their payment; and

       - the amount of assets of the Trust remaining available for distribution to you on liquidation of the Trust.

    Our obligation to make a guarantee payment may be satisfied by directly paying you or by causing the Trust to pay you.

    The guarantee will be an irrevocable, subordinated guarantee of payment on a subordinated basis of the Trust's obligations under the trust preferred securities. The guarantee will apply only to the extent that the Trust has funds sufficient to make such payments. If we do not make payments on the junior subordinated debentures held by the Trust, the Trust will not be able to pay any amounts payable in respect of the trust preferred securities and will not have funds available for these payments. The guarantee will rank subordinate and junior in right of payment to all of our senior indebtedness and all of our other subordinated indebtedness. See "--Status of the Guarantee."

STATUS OF THE GUARANTEE

    The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our senior indebtedness and subordinated indebtedness in the same manner as the junior subordinated debentures. The guarantee does not limit our ability to incur or issue other secured or unsecured senior or subordinated indebtedness. In addition, because we are a holding company, our right to participate in any distribution of assets by any of our subsidiaries upon a subsidiary's liquidation or similar event is subject to the prior claims of the creditors of the subsidiary except to the extent we are recognized as a creditor of that subsidiary. Our obligations under the

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guarantee are effectively subordinated to all existing and future liabilities of any of our subsidiaries and their respective subsidiaries.

    The guarantee will constitute a guarantee of payment and not of collection. A guarantee of payment entitles the guarantee trustee or you to institute a legal proceeding directly against us as the guarantor to enforce your rights under the guarantee without first instituting a legal proceeding against the Trust or any other person or entity. The guarantee will be held by the guarantee trustee for your benefit. The guarantee will not be discharged except by paying the amounts required under the guarantee in full to the extent not paid by the Trust or distributing the junior subordinated debentures to you.

AMENDMENTS AND ASSIGNMENT

    Except for changes that do not materially adversely affect your rights (in which case no consent will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding trust preferred securities. The manner of obtaining any such approval is set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of Declaration of trust." All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to your benefit and the benefit of all of the holders of the trust preferred securities then outstanding. We are not permitted to assign our obligations under the guarantee except through a merger or consolidation permitted under the indenture. See "Description of Junior Subordinated Debentures--Consolidation, Merger, Sale of Assets and Other Transactions." Any successor entity must agree in writing to be bound by our obligations under the guarantee.

EVENTS OF DEFAULT

    An event of default under the guarantee will occur if we fail to perform any of our payment or other obligations under the guarantee, or fail to perform any non-payment obligation if our failure remains unremedied for 60 days after receipt of notice of such failure to perform. If an event of default occurs the guarantee trustee must enforce your rights under the guarantee. The holders of a majority in aggregate liquidation amount of the outstanding trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the guarantee trustee to exercise any trust or power conferred upon the guarantee trustee under the guarantee.

    In addition to acts taken by the guarantee trustee, you may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity. Since you will not be the record holder of the trust preferred securities while they are in book-entry form, you will have to observe the procedures of DTC to take such action. See "Description of Trust Preferred Securities--Book Entry, Delivery and Form."

    We are required, as guarantor, to certify annually to the guarantee trustee whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The guarantee trustee, other than during a default by us in performance of the guarantee, undertakes to perform only duties that are set forth in the guarantee. After the occurrence of an event of default with respect to the guarantee, the guarantee trustee must enforce the guarantee and must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The guarantee trustee is under no obligation to expend or risk its own funds or

                                       49
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otherwise incur any financial liability in the performance of its duties if it has reasonable grounds to believe that repayment or adequate indemnity is not assured.

    For information concerning our relationship with The Bank of New York, as guarantee trustee, see "Description of Junior Subordinated
Debentures--Information Concerning the Debenture Trustee."

TERMINATION OF THE GUARANTEE

    The guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the trust preferred securities, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the Trust, or upon distribution of junior subordinated debentures to you and the other holders of the trust preferred securities in exchange for all of the trust preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time you must restore payment of any sums paid to you under the trust preferred securities or the guarantee.

GOVERNING LAW

    The guarantee will be governed by and construed in accordance with the laws of the State of New York.

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             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    We have irrevocably guaranteed, on a subordinate basis, payments of distributions and other amounts due on the trust preferred securities (to the extent that Trust has funds available for such payment) to the extent set forth under "Description of Guarantee." Taken together, our obligations under the junior subordinated debentures, the indenture, the declaration of trust and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the trust preferred securities.

    If and to the extent that we do not make payments on the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the trust preferred securities. The guarantee does not cover payment of amounts payable with respect to the trust preferred securities when the Trust does not have sufficient funds to pay such amounts. In such event, your remedy is to institute a legal proceeding directly against us for enforcement of our payment obligations under the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities you hold.

    Our obligations under the junior subordinated debentures and the guarantee are subordinate and junior in right of payment to all of our senior indebtedness and other subordinated indebtedness. An event of default under any of our senior indebtedness or other subordinated indebtedness would not constitute an event of default in respect of the trust preferred securities. However, in the event of payment defaults under, or acceleration of, our senior indebtedness or other subordinated indebtedness, the subordination provisions of the indenture provide that no payments may be made in respect of the junior subordinated debentures until such senior indebtedness or other subordinated indebtedness has been paid in full or any payment default on senior indebtedness or other subordinated indebtedness has been cured or waived. See "Description of Junior Subordinated Debentures--Subordination." Failure to make required payments on the junior subordinated debentures would constitute an event of default in respect of the trust preferred securities.

SUFFICIENCY OF PAYMENTS

    As long as we make the payments on the junior subordinated debentures when they are due, such payments will be sufficient to cover distributions and other payments distributable on the trust preferred securities, primarily because:

    - the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

    - the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate, distribution dates and other payment dates for the trust preferred securities;

    - we will pay for any and all costs, expenses and liabilities of the Trust except the Trust's obligations to you and to us, as the holder of the common securities, to pay amounts due under the trust preferred securities and the common securities, respectively; and

    - the declaration of trust further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

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    Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have previously made, or are concurrently making, a payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

    You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity. See "Description of Guarantee."

RIGHTS TO DISTRIBUTIONS

    The trust preferred securities represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purposes of issuing the trust preferred securities and common securities and investing the proceeds from their issuance in the junior subordinated debentures and engaging in other activities necessary, convenient or incidental thereto. A principal difference between your rights as a holder of trust preferred securities and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us payments on the junior subordinated debentures held, while you are entitled to receive distributions or other amounts distributable with respect to the trust preferred securities from the Trust (or from us under the guarantee) only if and to the extent the Trust has funds available for the payment of such distributions.

RIGHTS UPON DISSOLUTION

    Upon any voluntary or involuntary dissolution of the Trust, other than any dissolution involving the distribution of the junior subordinated debentures to you and the other holders of the trust preferred securities, and after satisfaction of liabilities to creditors of the Trust as required by applicable law, you will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities--Liquidation Distribution Upon Dissolution." If we are voluntarily or involuntarily liquidated or declare bankruptcy, the Trust, as registered holder of the junior subordinated debentures, will be our subordinated creditor, subordinated and junior in right of payment to all our senior indebtedness or other subordinated indebtedness as set forth in the indenture, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any of our shareholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed under the indenture to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to you and the holders of the common securities), your position as a holder of the trust preferred securities and the position of a holder of such junior subordinated debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

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                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    In the opinion of Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., our special counsel, the following discussion fairly summarizes the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the trust preferred securities.

    The following discussion is general and may not apply to your particular circumstances for any of the following (or other) reasons:

    - This summary is based on U.S. federal income tax laws in effect as of the date of this prospectus, including applicable regulations and administrative and judicial interpretations. Changes to any of these laws, regulations or interpretations after this date may affect the tax consequences described below, possibly on a retroactive basis.

    - This summary discusses only trust preferred securities you acquire at original issuance at the original offering price and hold as capital assets (within the meaning of federal tax law). It does not discuss all of the tax consequences that may be relevant to beneficial owners who are subject to special rules, such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, tax-exempt organizations and certain other financial institutions. This discussion also does not discuss tax consequences that may be relevant to an owner in light of the owner's particular circumstances, such as an owner holding a trust preferred security as a position in a straddle, hedging, conversion or other integrated investment.

    - This summary does not address:

       - The tax consequences to stockholders in, or partners or beneficiaries of, a holder of trust preferred securities;

       - the U.S. alternative minimum tax consequences of purchasing, owning and disposing of trust preferred securities; or

       - any state, local or foreign tax consequences of purchasing, owning and disposing of trust preferred securities.

    The authorities on which this summary is based are subject to various interpretations, and the opinions of Elias, Matz, Tiernan & Herrick L.L.P. are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transaction described herein. Accordingly, we cannot assure you that the IRS will not challenge the opinion expressed herein or that a court would not sustain such a challenge.

    We advise you to consult your own tax advisors regarding the tax consequences of purchasing, owning and disposing of the trust preferred securities based on your particular circumstances and the relevant taxing jurisdictions.

UNITED STATES HOLDERS

    GENERAL. For purposes of the following discussion, a "United States Holder" means:

    - a citizen or individual resident of the United States;

    - a corporation or partnership created or organized in or under the laws of the United States or any state or political subdivision thereof;

    - an estate the income of which is includable in its gross income for U.S. federal income tax purposes without regard to its source; or

    - a trust if a court within the United States is able to exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

    CHARACTERIZATION OF THE TRUST. Prior to the time that the trust preferred securities are issued, counsel will opine that (1) under then current law and based on the representations, facts and assumptions set forth in this prospectus, (2) assuming full compliance with the terms of the declaration of trust (and other relevant documents), and (3) based on certain assumptions and qualifications referred to in the opinion, the Trust should be characterized for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, if you, as a United States Holder, purchase a trust preferred security you should be considered the owner of an undivided interest in the junior subordinated debentures owned by the Trust, and you should be required to include all income or gain recognized for U.S. federal income tax purposes with respect to your share of the junior subordinated debentures on your income tax return.

    INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. Under the terms of the junior subordinated debentures, we have the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding
20 consecutive quarterly periods, but not beyond       , 2032, the maturity date
of the junior subordinated debentures. Assuming that the junior subordinated debentures are issued at face value and the likelihood of deferring interest payments is "remote" within the meaning of applicable Treasury Department regulations, the junior subordinated debentures will not be considered issued with original issue discount ("OID").

    We conclude that, as of the date of this prospectus, the likelihood of our deferring payments of interest is "remote" within the meaning of the applicable Treasury Department regulations. This conclusion is based in part on the fact that exercising that option would prevent us from declaring dividends on our common stock and would prevent us from making any payments with respect to debt securities that rank equally with or junior to the junior subordinated debentures. Therefore, the junior subordinated debentures should not be treated as issued with OID by reason of our deferral option alone. Rather, you will be taxed on stated interest on the junior subordinated debentures when such interest is paid or accrued in accordance with your method of accounting for income tax purposes. You should note, however, we are not aware of any published rulings or any other published authorities of the IRS that have addressed this issue. Accordingly, we cannot assure you that the IRS will not challenge this conclusion or that a court would not sustain such a challenge.

    In the event we exercise our option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for OID purposes. The remaining interest payments on the junior subordinated debentures would thereafter be treated as OID. The OID would accrue, and be includable in your taxable income, on a daily accrual basis (regardless of your method of accounting for income tax purposes) over the remaining term of the junior subordinated debentures (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debentures. Subsequent distributions of interest on the junior subordinated debentures generally would not be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the junior subordinated debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, you will include OID in gross income in advance of the receipt of cash, and if you dispose of a trust preferred security prior to the record date for payment of distributions on the junior subordinated debentures following that period, you will be subject to income tax on OID accrued through the date of disposition (and not previously included in your income), but you will not receive cash from the Trust with respect to the OID.

    If our exercise of our option to defer payments of interest is not treated as remote, the junior subordinated debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the junior subordinated debentures. You would include that OID in your taxable income, over the term of the junior subordinated debentures, on a daily accrual basis. We believe that the likelihood that we will elect to defer interest payments is remote and, therefore, we will take the position that the junior subordinated debentures will not be issued with OID.

    CHARACTERIZATION OF INCOME. Because the income underlying the trust preferred securities should not be characterized as dividends for income tax purposes, a corporate holder of the trust preferred securities will not be entitled to a dividends-received deduction for any income from the trust preferred securities.

    MARKET DISCOUNT AND ACQUISITION PREMIUM. If you are not the initial purchaser of the trust preferred securities or if you are the initial purchaser but you do not purchase at the original offering price, you may be considered to have acquired your undivided interest in the junior subordinated debentures with market discount or bond premium (as each phrase is defined for U.S. federal income tax purposes). In this situation, you need to contact your own tax advisor to determine your particular tax consequences.

    RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST. Under certain circumstances described above (see "Description of Trust Preferred Securities--Liquidation Distribution Upon Dissolution"), the Trust may distribute the junior subordinated debentures to you in exchange for your trust preferred securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for U.S. federal income tax purposes, and you would have an aggregate adjusted basis in the junior subordinated debentures you receive for U.S. federal income tax purposes equal to your aggregate adjusted basis in your trust preferred securities. For U.S. federal income tax purposes, your holding period in the junior subordinated debentures you receive in such a liquidation of the Trust would include the period during which you held the trust preferred securities. If, however, the relevant event is a tax event as described in "Description of Trust Preferred Securities--Redemption," which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to you for U.S. federal income tax purposes.

    Under certain circumstances described herein (see "Description of Trust Preferred Securities"), we may redeem junior subordinated debentures for cash and distribute the proceeds of such redemption to you in redemption of your trust preferred securities. Such a redemption would be taxable for U.S. federal income tax purposes, and you would recognize gain or loss as if you had sold the trust preferred securities for cash. See "--Sales of Trust Preferred Securities" below.

    SALES OF TRUST PREFERRED SECURITIES. If you sell your trust preferred securities, you will recognize gain or loss equal to the difference between your adjusted basis in the trust preferred securities and the amount realized on the sale of such trust preferred securities. Your adjusted basis in the trust preferred securities generally will be the initial purchase price, increased by any OID previously included (or currently includable) in your gross income through the date of disposition, and decreased by payments received on the trust preferred securities (other than any interest received with respect to the period prior to the effective date we first exercise our option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if you have held the trust preferred securities for more than twelve months prior to the date of disposition.

    If you dispose of your trust preferred securities between record dates for payments of distributions thereon, you will generally be required to include accrued but unpaid interest (or OID, if any) on the junior subordinated debentures through the date of disposition in your taxable income for U.S. federal income tax purposes (notwithstanding that you may receive a separate payment from the purchaser with respect to any accrued interest). You may deduct the amount of such accrued interest (or OID, if any) from the sales proceeds received in computing any gain or loss realized upon such disposition. To the extent the selling price is less than your adjusted tax basis, you will recognize a capital loss. Subject to certain limited exceptions, capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS

    The following discussion applies to you if you are not a United States Holder as described above.

    Payments of interest, including OID, if any, to you, as a non-United States Holder, on a trust preferred security will generally not be subject to withholding of U.S. federal income tax, provided that:

    - you did not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

    - you are not a controlled foreign corporation that is related to us through stock ownership;

    - the interest does not constitute contingent interest as described in
      Section 871(h)(4) of the Internal Revenue Code;

    - you are not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; and

    - either (a) you certify to the Trust or its agent (or other applicable payor), under penalties of perjury and in accordance with applicable Treasury regulations, that you are not a United States Holder and provide your name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, and holds the trust preferred security in such capacity, certifies to the Trust or its agent (or other applicable payor), under penalties of perjury and in accordance with applicable Treasury regulations, that it requires and has received such a statement from you or another financial institution between it and you in the chain of ownership, and furnishes the Trust or its agent (or other applicable payor) with a copy thereof.

    It is possible that changes in the law affecting the income tax consequences of the junior subordinated debentures could adversely affect our ability to deduct interest payable on the junior subordinated debentures. Such changes could also cause the junior subordinated debentures to be classified as our equity (rather than our debt) for U.S. federal income tax purposes. This might cause the income derived from the junior subordinated debentures to be characterized as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to you if you are not a United States Holder, rather than as interest which, as discussed above, generally is exempt from income tax in the hands of a person who is not a United States Holder.

    You, as a non-United States Holder, will generally not be subject to withholding of income tax or income tax on any gain realized upon the sale or other disposition of a trust preferred security.

    If you hold the trust preferred securities in connection with the active conduct of a U.S. trade or business, you will be subject to U.S. federal income or withholding tax on all income and gains recognized with respect to your proportionate share of the junior subordinated debentures.

POSSIBLE TAX LAW CHANGES

    On January 24, 2002, Representative Charles B. Rangel introduced in the U.S. House of Representatives proposed legislation known as the "Emergency Worker and Investor Protection Act of 2002." The proposed legislation was introduced in the wake of the highly-publicized bankruptcy filing by Enron and would, among other things, disallow a deduction for United States tax purposes for certain indebtedness, including in the case of an SEC registrant:

        "(i) any indebtedness of such registrant if such indebtedness is not shown in the certified annual report as part of the total liabilities of such registrant, and

        "(ii) any indebtedness of an off-balance-sheet entity if the proceeds from the issuance of such indebtedness are used directly or indirectly to acquire stock (or other ownership interest) in such registrant."

If either of the foregoing provisions was deemed to apply to the junior subordinated debentures, we might be unable to deduct interest payments on the junior subordinated debentures. This legislation is proposed to be effective for instruments issued on or after the date of enactment of such legislation. Consequently, as drafted, this legislation would not affect the trust preferred securities or junior subordinated debentures or otherwise result in a tax event as described under "Description of the Trust Preferred Securities - Redemption." However, there can be no assurance that the proposed legislation, final legislation or any other future legislative proposals will not adversely affect our ability to deduct interest on the junior subordinated debentures or otherwise affect the tax treatment of the transactions described in this prospectus. Such a change could, if applicable to the junior subordinated debentures or trust preferred securities, give rise to a tax event, which would permit us to cause a redemption of the trust preferred securities.

INFORMATION REPORTING

    In general, information reporting requirements will apply to payments of any interest or premium on, and proceeds from the sale of, the trust preferred securities within the United States to, and to the accrual of OID on trust preferred securities with respect to, a non-corporate United States Holder. In addition, payments made on, and payments of the proceeds from the sale of, the trust preferred securities to or through the United States office of a broker are subject to information reporting unless you certify in accordance with applicable treasury regulations as to your non-United States Holder status or otherwise establish an exemption from information reporting and backup withholding. See "--Backup Withholding." Taxable income on the trust preferred securities for a calendar year should be reported to United States Holders on the appropriate forms by the following January 31st.

BACKUP WITHHOLDING

    Payments of any interest on, proceeds from the sale of, and the accrual of OID on, the trust preferred securities may be subject to a "backup" withholding tax of 30% for payments in 2002 and 2003 unless you comply with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against your U.S. federal income tax liability, or refunded, if the required information is provided to the IRS.

                              ERISA CONSIDERATIONS

    We and certain of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, or a "disqualified person" within the meaning of Section 4975 of the Code with respect to many employee benefit plans that are subject to ERISA and individual retirement accounts. The purchase of the trust preferred securities by an employee benefit plan or IRA that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975(e)(1) of the Internal Revenue Code and with respect to which we, or any affiliate of ours is a service provider (or otherwise is a party in interest or a disqualified person), may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the trust preferred securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan, fiduciary or IRA holder proposing to acquire any trust preferred securities for such a plan or IRA should consult with legal counsel.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement among us, the Trust, Legg Mason Wood Walker, Incorporated and Stifel, Nicolaus & Company, Incorporated, the underwriters have severally agreed to purchase from the Trust, and the Trust has agreed to sell to them, an aggregate of 2,000,000 trust preferred securities in the amounts set forth below opposite their respective names.

                                                              NUMBER OF
                                                                TRUST
                                                              PREFERRED
UNDERWRITERS                                                  SECURITIES
------------                                                  ----------
Legg Mason Wood Walker, Incorporated........................
Stifel, Nicolaus & Company, Incorporated....................
                                                              ---------
    Total...................................................  2,000,000
                                                              =========

    Under the terms and conditions of the underwriting agreement, the underwriters are committed to accept and pay for all of the trust preferred securities, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or, in certain cases, the underwriting agreement may be terminated. In the underwriting agreement, the obligations of the underwriters are subject to approval of certain legal matters by their counsel, including, without limitation, the authorization and the validity of the trust preferred securities, and to various other conditions contained in the underwriting agreement, such as receipt by the underwriters' of officers' certificate and legal opinions.

    The table below shows the price and proceeds on a per security and aggregate basis. The proceeds to be received by the Trust as shown in the table below do not reflect the underwriting commissions set forth on the cover page of this prospectus or estimated expenses of $350,000, in each case payable by us.

                                                              PER TRUST
                                                              PREFERRED
                                                              SECURITY       TOTAL
                                                              ---------      -----
Public Offering Price.......................................   $25.00     $50,000,000
Underwriting fees to be paid by Coastal Bancorp, Inc........   $          $
Proceeds to Coastal Capital Trust I.........................   $25.00     $50,000,000

    The underwriters propose to offer the trust preferred securities in part directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain securities dealers (who may include the underwriters) at this price, less a sales concession not in excess of $ per trust preferred security. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $ per trust preferred security to certain brokers and dealers. After the trust preferred securities are released for sale to the public, the offering price and other selling terms may from time to time be changed by the underwriters.

    The offering of the trust preferred securities is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of the trust preferred securities.

    We and the Trust have agreed to indemnify the several underwriters against several liabilities, including liabilities under the Securities Act of 1933. Generally, indemnification provisions in the underwriting agreement provide for full indemnification of the underwriters in actions related to the disclosure in this prospectus unless such disclosure was provided by the underwriters specifically for use in this prospectus.

    We have applied to list the trust preferred securities on the Nasdaq National Market, and, if the listing is approved, trading will commence thereafter. The underwriters have advised the Trust that they presently intend to make a market in the trust preferred securities after the commencement of trading on Nasdaq, but no assurances can be made as to the liquidity of the trust preferred securities or that an active and liquid market will develop or, if developed, that the market will continue. The offering price and distribution rate have been determined by negotiations among our representatives and the underwriters, and the offering price of the trust preferred securities may not be indicative of the market price following the offering. The underwriters will have no obligation to make a market in the trust preferred securities, however, and may cease market-making activities, if commenced, at any time.

    In connection with the offering, the underwriters may engage in transactions that are intended to stabilize, maintain or otherwise affect the price of the trust preferred securities during and after the offering, such as the following:

    - the underwriters may over-allot or otherwise create a short position in the trust preferred securities for their own account by selling more trust preferred securities than have been sold to them;

    - the underwriters may elect to cover any short position by purchasing trust preferred securities in the open market;

    - the underwriters may stabilize or maintain the price of the trust preferred securities by bidding;

    - the underwriters may engage in passive market making transactions; and

    - the underwriters may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in this offering are reclaimed if trust preferred securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise.

    The effect of these transactions may be to stabilize or maintain the market price at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the trust preferred securities to the extent that it discourages resales. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected in the Nasdaq National Market or otherwise, and, if commenced, may be discontinued at any time.

    Because the National Association of Securities Dealers, Inc. may view the trust preferred securities as interests in a direct participation program, the other and sale of the trust preferred securities is being made in compliance with the provisions of Rule 2810 under the NASD Conduct Rules.

    Certain of the underwriters and their affiliates have, from time to time, performed investment banking and other services for us in the ordinary course of business and have received fees from us for their services.

                                 LEGAL MATTERS

    Certain legal matters, including the validity of the junior subordinated debentures and the guarantee, will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., and for the underwriters by Bracewell & Patterson, L.L.P., Houston, Texas. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and us.

                                    EXPERTS

    The consolidated financial statements of Coastal Bancorp, Inc. incorporated by reference herein from Coastal's Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of KMPG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any documents we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, D.C. 20549, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market, you should call (212) 656-5060.

    We and the Trust have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act of 1933, with respect to the trust preferred securities, the junior subordinated debentures and the guarantee, each of which is discussed in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to us, the Trust, the trust preferred securities, the junior subordinated debentures and the guarantee, reference is made to the registration statement, including its exhibits. The registration statement may be inspected without charge at the principal office of the SEC in Washington, D.C., and copies of all or part of it may be obtained from the SEC upon payment of the prescribed fees.

    We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

    - Annual Report on Form 10-K for the year ended December 31, 2001.

    - Current Report on Form 8-K filed on April 26, 2002.

    You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: 5718 Westheimer, Suite 600, Houston, Texas 77057, Attention: Corporate Secretary, telephone (713) 435-5000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      2,000,000 TRUST PREFERRED SECURITIES

                            COASTAL CAPITAL TRUST I

                      % CUMULATIVE TRUST PREFERRED SECURITIES
             (Liquidation Amount $25 Per Trust Preferred Security)
              fully, irrevocably and unconditionally guaranteed on
           a subordinated basis, as described in this prospectus, by

                          [COASTAL BANCORP, INC. LOGO]

                              --------------------

                                   PROSPECTUS

                               ------------------

         Legg Mason Wood Walker            Stifel, Nicolaus & Company
              Incorporated                        Incorporated

                                           , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee........................................  $  4,600
NASD fee....................................................     4,700
Nasdaq fees.................................................    15,000
Trustees' fees and expenses.................................    10,000*
Legal fees and expenses.....................................   125,000*
Accounting fees and expenses................................    85,000*
Printing expenses...........................................    75,000*
Miscellaneous expenses......................................    30,700*
                                                              --------
    Total...................................................  $350,000
                                                              ========

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant is incorporated under the Texas Business Corporation Act, of which Section 2.02-1 provides as follows:

    2.02-1 POWER TO INDEMNIFY AND TO PURCHASE INDEMNITY INSURANCE; DUTY TO INDEMNIFY.

    A. In this article:

        (1) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

        (2) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

        (3) "Expenses" include court costs and attorneys' fees.

        (4) "Official capacity" means

           (a) when used with respect to a director, the office of director in the corporation, and

           (b) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but

           (c) in both paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

        (5) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

    B. A corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:

        (1) conducted himself in good faith;

        (2) reasonably believed:

           (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

           (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

        (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    C. Except to the extent permitted by Section E of this article, a director may not be indemnified under Section B of this article in respect of a proceeding:

        (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

        (2) in which the person is found liable to the corporation.

    D. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

    E. A person may be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

    F. A determination of indemnification under Section B of this article must be made:

        (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

        (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

        (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

        (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

    G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section F of this article for the selection of special legal counsel. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section B of this article shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

    H. A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

    I. If, in a suit for the indemnification required by Section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

    J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section B of this article or has been found liable in the circumstances described by Section C of this article, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

    K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination specified in Section F of this article or the authorization or determination specified in Section G of this article, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this section shall be deemed to constitute authorization of that payment or reimbursement.

    L. The written undertaking required by Section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

    M. A provision for a corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, except in accordance with Section R of this article, is valid only to the extent it is consistent with this article as limited by the articles of incorporation, if such a limitation exists.

    N. Notwithstanding any other provision of this article, a corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

    O. An officer of the corporation shall be indemnified as, and to the same extent, provided by Sections H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this article.

    P. A corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this article.

    Q. A corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in Section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

    R. A corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or any other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation,
(1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

    S. Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of this Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

    T. For purposes of this article, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

    U. The articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under Section H, I, J, O, P, or Q of this article.

                                     *  *  *

    Article VIII of the Registrant's Articles of Incorporation provides as follows:

                                  ARTICLE VIII
       INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

    A. LIMITATION OF LIABILITY. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be eliminated to the extent provided by Section 7.06B. of the Texas Miscellaneous Corporation Laws Act or any successor provision thereto. No amendment to or repeal of this Subsection (A) to Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

    B. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

    C. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard or if it is ultimately determined that indemnification of the person against expenses incurred by him in connection with that proceeding is prohibited by relevant law.

    D. OTHER RIGHTS AND REMEDIES. The indemnification provided by this
Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and (i) the person is found liable on the basis that personal benefit was improperly received by him;
(ii) the person is found liable to the Corporation; or (iii) the person is found liable for willful or intentional misconduct in the performance of his duty to the Corporation; provided, however, that persons found liable under clauses
(i) and (ii) above, may still be indemnified solely as to reasonable expenses actually incurred by such person in connection with the proceeding.

    E. INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

    F. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article VIII shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

    G. PROCEEDINGS INITIATED BY INDEMNIFIED PERSONS. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

                                     *  *  *

    Article XI of the Registrant's Bylaws provide as follows:

                                   ARTICLE XI
                PERSONAL LIABILITY OF DIRECTORS; INDEMNIFICATION

    (a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

    (b) The Corporation shall indemnify any person who is a director, agent, officer, employee or agent of the Corporation to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         1              Form of Underwriting Agreement*
         4.1            Indenture of the Corporation relating to the Junior
                        Subordinated Debentures
         4.2            Form of Certificate of Junior Subordinated Debenture
                        (included as Exhibit A to Exhibit 4.1)
         4.3            Certificate of Trust of Coastal Capital Trust I
         4.4            Amended and Restated Declaration of Trust of Coastal Capital
                        Trust I
         4.5            Form of Trust Preferred Security Certificate for Coastal
                        Capital Trust I (included as Exhibit A to Exhibit 4.4)
         4.6            Form of Guarantee of the Corporation relating to the Trust
                        Preferred Securities
         5.1            Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.
                        as to legality of the Junior Subordinated Debentures and the
                        Guarantee to be issued by the Corporation
         5.2            Opinion of Richards, Layton & Finger P.A. as to legality of the Trust Preferred Securities to be issued by Coastal
                        Capital Trust I
         8              Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to
                        certain federal income tax matters
        10              Stock Purchase Agreement between the Corporation and James
                        C. Niver dated April 23, 2002
        12              Computation of ratios of earnings to fixed charges
        23.1            Consent of KPMG LLP
        23.2            Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.1)
        23.3            Consent of Richards, Layton & Finger P.A. (included in
                        Exhibit 5.2)
        24              Power of Attorney of certain officers and directors of the
                        Corporation (located on the signature page hereto)
        25.1            Form T-1 Statement of Eligibility of the Bank of New York to
                        act as trustee under the Indenture
        25.2            Form T-1 Statement of Eligibility of the Bank of New York to
                        act as trustee under the Declaration of Trust of Coastal
                        Capital Trust I
        25.3            Form T-1 Statement of Eligibility of the Bank of New York
                        under the Guarantee for the benefit of the holders of the
                        Trust Preferred Securities

------------------------

*   To be filed by amendment.

ITEM 17. UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Coastal Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 30th day of April 2002.

                                                       COASTAL BANCORP, INC.

                                                       By:  /s/ MANUEL J. MEHOS
                                                            -----------------------------------------
                                                            Manuel J. Mehos
                                                            Chairman of the Board, President and
                                                                Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Coastal Bancorp, Inc. whose signature appears below hereby appoints Manuel J. Mehos and Catherine N. Wylie, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Coastal Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

/s/ MANUEL J. MEHOS                                           Date: April 30, 2002
-------------------------------------------
Manuel J. Mehos
Chairman of the Board, President and
  Chief Executive Officer

/s/ R. EDWIN ALLDAY                                           Date: April 30, 2002
-------------------------------------------
R. Edwin Allday
Director

/s/ D. FORT FLOWERS, JR.                                      Date: April 30, 2002
-------------------------------------------
D. Fort Flowers, Jr.
Director

/s/ DENNIS S. FRANK                                           Date: April 30, 2002
-------------------------------------------
Dennis S. Frank
Director

/s/ ROBERT E. JOHNSON, JR.                                    Date: April 30, 2002
-------------------------------------------
Robert E. Johnson, Jr.
Director

/s/ JAMES C. NIVER                                            Date: April 30, 2002
-------------------------------------------
James C. Niver
Director

/s/ CATHERINE N. WYLIE                                        Date: April 30, 2002
-------------------------------------------
Catherine N. Wylie
Chief Financial Officer
  (principal financial and accounting officer)

    Pursuant to the requirements of the Securities Act of 1933, Coastal Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of April 2002.

                                                       COASTAL CAPITAL TRUST I

                                                       By:  /s/ MANUEL J. MEHOS
                                                            -----------------------------------------
                                                            Manuel J. Mehos
                                                            Administrative Trustee

                                                       By:  /s/ CATHERINE N. WYLIE
                                                            -----------------------------------------
                                                            Catherine N. Wylie
                                                            Administrative Trustee

                                                       By:  /s/ LINDA B. FRAZIER
                                                            -----------------------------------------
                                                            Linda B. Frazier
                                                            Administrative Trustee